                                                                      EXHIBIT 10

                                CREDIT AGREEMENT

                            dated as of June 30, 2000

                                      among

                               ROCK-TENN COMPANY,

                           THE LENDERS LISTED HEREIN,
                                       and
                                 SUNTRUST BANK,
                                    as Agent,
                                       and
                             BANK OF AMERICA, N.A.,
                              as Syndication Agent
                                       and
                              WACHOVIA BANK, N.A.,
                             as Documentation Agent



                             See accompanying notes

                                    CONTENTS

ARTICLE 1.  DEFINITIONS; CONSTRUCTION............................................................
         Section 1.1.        Definitions.........................................................        1
         Section 1.2.        Accounting Terms and Determination..................................       20
         Section 1.3.        Other Definitional Terms............................................       20
         Section 1.4.        Exhibits and Schedules..............................................       20

ARTICLE 2.  REVOLVING LOANS......................................................................
         Section 2.1.        Commitment; Use of Proceeds.........................................       21
         Section 2.2.        Revolving Credit Notes; Repayment of Principal......................       21
         Section 2.3.        Reduction of Revolving Credit and Swing Line Commitments; Mandatory
                             Prepayment..........................................................       22
         Section 2.4.        Mandatory Prepayments...............................................       22
         Section 2.5.        Extension of Commitments............................................       23
         Section 2.6.        Pro Rata Payments of Revolving Loans................................       24

ARTICLE 3.  SWING LINE FACILITY..................................................................
         Section 3.1.        Swing Line Facility; Use of Proceeds................................       25
         Section 3.2.        Swing Line Note; Repayment of Principal.............................       26
         Section 3.3.        Voluntary Reduction of Swing Line Commitment........................       26
         Section 3.4.        Mandatory Revolving Loans; Lender Participations....................       26

ARTICLE 4.  GENERAL LOAN TERMS...................................................................
         Section 4.1.        Funding Notices.....................................................       29
         Section 4.2.        Disbursement of Funds...............................................       30
         Section 4.3.        Interest............................................................       31
         Section 4.4.        Interest Periods; Maximum Number of Borrowings......................       33
         Section 4.5.        Fees................................................................       34
         Section 4.6.        Effective Date for Adjustment to Facility Fee Percentage and
                             Applicable Margin...................................................       34
         Section 4.7.        Voluntary Prepayments of Borrowings.................................       35
         Section 4.8.        Manner of Payment, Calculation of Interest, Taxes...................       36
         Section 4.9.        Interest Rate Not Ascertainable, etc................................       39
         Section 4.10.       Illegality..........................................................       39
         Section 4.11.       Increased Costs.....................................................       40
         Section 4.12.       Lending Offices.....................................................       41
         Section 4.13.       Funding Losses......................................................       42


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

         Section 4.14.       Assumptions Concerning Funding of Eurodollar Advances...............       42
         Section 4.15.       Apportionment of Payments...........................................       43
         Section 4.16.       Sharing of Payments, Etc............................................       43
         Section 4.17.       Capital Adequacy....................................................       43
         Section 4.18.       Limitation on Certain Payment Obligations...........................       44

ARTICLE 5.  CONDITIONS TO BORROWINGS.............................................................
         Section 5.1.        Conditions Precedent to Initial Loans...............................       45
         Section 5.2.        Conditions to All Loans.............................................       47

ARTICLE 6.  REPRESENTATIONS AND WARRANTIES.......................................................
         Section 6.1.        Corporate Existence; Compliance with Law............................       49
         Section 6.2.        Corporate Power; Authorization......................................       49
         Section 6.3.        Enforceable Obligations.............................................       49
         Section 6.4.        No Legal Bar........................................................       50
         Section 6.5.        No Material Litigation..............................................       50
         Section 6.6.        Investment Company Act, Etc.........................................       50
         Section 6.7.        Margin Regulations..................................................       50
         Section 6.8.        Compliance With Environmental Laws..................................       50
         Section 6.9.        Insurance...........................................................       51
         Section 6.10.       No Default..........................................................       52
         Section 6.11.       No Burdensome Restrictions..........................................       52
         Section 6.12.       Taxes...............................................................       52
         Section 6.13.       Subsidiaries........................................................       52
         Section 6.14.       Financial Statements; Fiscal Year and Fiscal Quarters...............       53
         Section 6.15.       ERISA...............................................................       53
         Section 6.16.       Patents, Trademarks, Licenses, Etc..................................       54
         Section 6.17.       Ownership of Property; Liens........................................       55
         Section 6.18.       Indebtedness........................................................       55
         Section 6.19.       Financial Condition.................................................       56
         Section 6.20.       Labor Matters.......................................................       56
         Section 6.21.       Payment or Dividend Restrictions....................................       56
         Section 6.22.       Disclosure..........................................................       57

ARTICLE 7.  AFFIRMATIVE COVENANTS................................................................
         Section 7.1.        Corporate Existence, Etc............................................       58
         Section 7.2.        Compliance with Laws, Etc...........................................       58
         Section 7.3.        Payment of Taxes and Claims, Etc....................................       58
         Section 7.4.        Keeping of Books....................................................       58
         Section 7.5.        Visitation, Inspection, Etc.........................................       59
         Section 7.6.        Insurance; Maintenance of Properties................................       59

         Section 7.7.        Financial Reports; Other Notices....................................       60
         Section 7.8.        Notices Under Certain Other Indebtedness............................       62
         Section 7.9.        Notice of Litigation................................................       62
         Section 7.10.       Subsidiary Guarantees; Pledge Agreement.............................       62

ARTICLE 8.  NEGATIVE COVENANTS...................................................................
         Section 8.1.        Financial Requirements..............................................       64
         Section 8.2.        Liens...............................................................        65
         Section 8.3.        Limitations on Funded Debt of Restricted Subsidiaries...............       66
         Section 8.4.        Merger and Sale of Assets...........................................       67
         Section 8.5.        Transactions with Affiliates........................................       68
         Section 8.6.        Nature of Business..................................................       69
         Section 8.7.        Regulations T, U and X..............................................       69
         Section 8.8.        ERISA Compliance....................................................       69
         Section 8.9.        Limitations on Subsidiaries which are not Restricted Subsidiaries...       69
         Section 8.10        Limitation on Acquisitions; Joint Ventures..........................       70
         Section 8.11        Limitation on Securitization Undertakings of Borrower and
                             Restricted Subsidiaries.............................................       70
         Section 8.12        Restrictive Agreements..............................................       70
         Section 8.13        Restricted Payments.................................................       70
         Section 8.14        Adverse Arrangements................................................       71

ARTICLE 9.  EVENTS OF DEFAULT....................................................................
         Section 9.1.        Payments............................................................       72
         Section 9.2.        Covenants Without Notice............................................       72
         Section 9.3.        Other Covenants.....................................................       72
         Section 9.4.        Representations.....................................................       72
         Section 9.5.        Non-Payments of Other Indebtedness..................................       72
         Section 9.6.        Defaults Under Other Agreements.....................................       73
         Section 9.7.        Bankruptcy..........................................................       73
         Section 9.8.        ERISA...............................................................       74
         Section 9.9.        Money Judgment......................................................       74
         Section 9.10.       Default Under Other Credit Documents................................       74
         Section 9.11        Change in Control...................................................       75
         Section 9.12        Securitization Events...............................................       75
         Section 9.13        Governmental Licenses; Permits......................................       75

ARTICLE 10.  THE AGENT...........................................................................
         Section 10.1.       Appointment of Agent................................................       76
         Section 10.2.       Authorization of Agent with Respect to the Security Documents.......       76


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

         Section 10.3.       Nature of Duties of Agent...........................................       76
         Section 10.4.       Lack of Reliance on the Agent.......................................       77
         Section 10.5.       Certain Rights of the Agent.........................................       77
         Section 10.6.       Reliance by Agent...................................................       77
         Section 10.7.       Indemnification of Agent............................................       78
         Section 10.8.       The Agent in its Individual Capacity................................       78
         Section 10.9.       Holders of Notes....................................................       79
         Section 10.10.      Successor Agent.....................................................       79
         Section 10.11.      No Duties Imposed Upon Syndication Agent or Documentation Agent.....       79
         Section 10.12       Notices To be Delivered  by Agent...................................       80

ARTICLE 11.  MISCELLANEOUS.......................................................................
         Section 11.1.       Notices.............................................................       81
         Section 11.2.       Amendments, Etc.....................................................       81
         Section 11.3.       No Waiver; Remedies Cumulative......................................       82
         Section 11.4.       Payment of Expenses; Indemnification, Etc...........................       82
         Section 11.5.       Right of Setoff.....................................................       84
         Section 11.6.       Benefit of Agreement; Assignments and Participations................       84
         Section 11.7.       Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.....       87
         Section 11.8.       Independent Nature of Lenders' Rights...............................       87
         Section 11.9.       Counterparts........................................................       87
         Section 11.10.      Effectiveness; Survival.............................................       88
         Section 11.11.      Severability........................................................       88
         Section 11.12.      Independence of Covenants...........................................       88
         Section 11.13.      Change in Accounting Principles, Fiscal Year or Tax Laws............       88
         Section 11.14.      Headings Descriptive; Entire Agreement..............................       89
         Section 11.15.      Disclosure of Confidential Information..............................       89
         Section 11.16.      Interest............................................................       90
         Section 11.17       Limitation on Damages...............................................       91


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

                                    SCHEDULES

Schedule 1.01(a).          Applicable Margin and Facility Fee
Schedule 1.01(b).          Restricted Subsidiaries
Schedule 6.1.              Organization and Ownership of Subsidiaries
Schedule 6.5.              Certain Pending and Threatened Litigation
Schedule 6.8(a).           Environmental Compliance
Schedule 6.8(b).           Environmental Notices
Schedule 6.8(c).           Environmental Permits
Schedule 6.11.             Burdensome Restrictions
Schedule 6.13.             Subsidiaries
Schedule 6.15              ERISA Matters
Schedule 6.16.             Patent, Trademark, License, and Other Intellectual Property
                           Matters
Schedule 6.17.             Ownership of Properties
Schedule 6.18.             Indebtedness; Liens
Schedule 6.20.             Labor Matters
Schedule 6.21.             Dividend Restrictions


                                    EXHIBITS

Exhibit A                  Form of Revolving Credit Note
Exhibit B                  Form of Swing Line Note
Exhibit C                  Form of Compliance Certificate
Exhibit D                  Form of Notice of Revolving Borrowing
Exhibit E                  Form of Notice of Swing Line Borrowing
Exhibit F                  Form of Notice of Conversion/Continuation
Exhibit G                  Closing Certificate
Exhibit H-1                Form of Opinion of Corporate Counsel
Exhibit H-2                Form of Opinion of King & Spalding
Exhibit I                  Form of Assignment and Acceptance Agreement
Exhibit J                  Form of Contribution Agreement
Exhibit K                  Form of Subsidiary Guarantee
Exhibit L                  Form of Joinder Agreement
Exhibit M                  Form of Stock Pledge Agreement
Exhibit N                  Form of Termination Letter

                                CREDIT AGREEMENT

THIS CREDIT AGREEMENT made and entered into as of June 30, 2000, by and among ROCK-TENN COMPANY, a Georgia corporation (the "Borrower"), SUNTRUST BANK, a banking corporation organized under the laws of the State of Georgia ("SunTrust"), the other banks and financial institutions listed on the signature pages hereof, and any assignees of SunTrust or such other banks and lending institutions which become "Lenders" as provided herein (SunTrust, and such other banks, lending institutions, and assignees referred to collectively herein as the "Lenders"), SUNTRUST BANK, in its capacity as administrative agent for the Lenders (together with any successor agent for such Lenders as may be appointed from time to time pursuant to Article 10. hereof, the "Agent"), BANK OF AMERICA, N.A., as Syndication Agent (the "Syndication Agent") and WACHOVIA BANK, N.A., as Documentation Agent (the "Documentation Agent");

                              W I T N E S S E T H:

WHEREAS, the Borrower has requested that the Lenders make a revolving credit facility and swing line facility available to the Borrower in an amount not to exceed $450,000,000 in the aggregate at any one time outstanding, the proceeds of which are to be used for the repayment of certain existing indebtedness of Borrower, for financing of acquisitions, for share repurchases, for working capital and for other general corporate purposes;

WHEREAS, the Lenders have agreed to make such a credit facility available to the Borrower on the terms and conditions contained herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, Borrower, the Lenders and the Agent agree, upon the terms and subject to the conditions set forth herein as follows:

ARTICLE 1. DEFINITIONS; CONSTRUCTION

SECTION 1.1. DEFINITIONS.

In addition to the other terms defined herein, the following terms used herein shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

"Acquisition" shall mean any acquisition, whether by stock purchase, asset purchase, merger, consolidation or otherwise of a Person or a business line of a Person.

"Adjusted LIBO Rate" shall mean, with respect to each Interest Period for a Eurodollar Advance, the rate obtained by dividing (A) LIBOR for such Interest Period by (B) a percentage equal to 1 minus the then stated maximum rate (stated as a decimal) of all reserves requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or against any successor category of liabilities as defined in Regulation D).

"Advance" shall mean any principal amount advanced and remaining outstanding at any time as (i) Revolving Loans, which Advances shall be made or outstanding as Base Rate Advances or Eurodollar Advances, as the case may be, or (ii) Swing Line Loans, which Advances shall be made or outstanding as Base Rate Advances or Offered Rate Advances, as the case may be.

"Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by, or under common control with, such Person, whether through the ownership of voting securities, by contract or otherwise, excluding the Borrower and its Restricted Subsidiaries. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by", and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person.

"Agent" shall mean SunTrust Bank, a Georgia banking corporation, and any successor administrative agent appointed pursuant to Section 10.10. hereof.

"Agreement" shall mean this Credit Agreement, as hereafter amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.

"Applicable Commitment Percentage" shall mean, with respect to any Lender at any time, a percentage, the numerator of which shall be the sum of such Lender's Revolving Credit Commitment and the denominator of which shall be the sum of all Lenders' Revolving Credit Commitments; or if the Revolving Credit Commitments have been terminated or expired or if the Loans have been declared to be due and payable, a percentage, the numerator of which shall be such Lender's Revolving Credit Exposure and the denominator of which shall be the aggregate Revolving Credit Exposure of all Lenders.

"Applicable Margin" shall mean with respect to all Revolving Loans outstanding on any date, a percentage per annum determined by reference to the applicable ratio of Total Funded Debt to EBITDA as calculated as of the end of the immediately preceding fiscal quarter determined by reference to the table set forth on Schedule 1.01(a) attached hereto. Notwithstanding the foregoing, the initial Applicable Margin shall be determined as set forth in Section 4.6 hereof. Any changes to the Applicable Margin will be effective as of the date specified in Section 4.6.

"Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and another bank or financial institution in accordance with the terms of this Agreement and substantially in the form of Exhibit I.

"Bankruptcy Code" shall mean the Bankruptcy Code of 1978, as amended and in effect from time to time (11 U.S.C. ss.101 et seq.) and any successor statute.

"Base Rate Advance" shall mean an Advance made or outstanding as a Swing Line Loan or Revolving Loan, bearing interest based on the Base Rate.

"Base Rate" shall mean (with any change in the Base Rate to be effective as of the date of change of either of the following rates) the higher of (i) the rate which the Agent publicly announces from time to time as its prime lending rate, as in effect from time to time, and (ii) the Federal Funds Rate, as in effect from time to time, plus one-half of one percent (0.50%) per annum. The Agent's prime lending rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to customers; the Agent may make commercial loans or other loans at rates of interest at, above or below the Agent's prime lending rate.

"Borrower" shall mean Rock-Tenn Company, a Georgia corporation, its successors and permitted assigns.

"Borrowing" shall mean the incurrence by Borrower under any Facility of Advances of one Type concurrently having the same Interest Period or the continuation or conversion of an existing Borrowing or Borrowings in whole or in part.

"Business Day" shall mean any day excluding Saturday, Sunday and any other day on which banks are required or authorized to close in Atlanta, Georgia and, if the applicable Business Day relates to Eurodollar Advances, excluding any day on which trading is not carried on by and between banks in deposits of the applicable currency in the applicable interbank Eurocurrency market.

"Capital Assets" shall mean, collectively, for any Person, all fixed assets, whether tangible or intangible determined in accordance with GAAP.

"Capital Lease Obligation" shall mean, with respect to any Capital Lease, the amount of the rental and other obligations of the lessee thereunder which would, in accordance with GAAP, appear on a balance sheet of such lessee in respect of such Capital Lease.

"Capital Lease" shall mean, as applied to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee which would, in accordance with GAAP, be required to be classified and accounted for as a capital lease on a balance sheet of such Person, other than, in the case of a Consolidated Company, any such lease under which another Consolidated Company is the lessor.

"Change in Control" shall mean, as applied to the Borrower, that, during any period of twelve (12) consecutive calendar months (i) more than fifty percent (50%) of the members of the Board of Directors of the Borrower who were members on the first day of such period shall have resigned or been removed or replaced, other than as a result of death, disability, or change in personal circumstances, or (ii) any Person or "Group" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, but excluding (A) any employee benefit or stock ownership plans of the Borrower, and (B) members of the Board of Directors and executive officers of the Borrower as of the date of this Agreement, members of the immediate families of such members and executive officers, and family trusts and partnerships established by or for the benefit of any of the foregoing individuals) shall have acquired more than fifty percent (50%) of the combined voting power of all classes of common stock of the Borrower, except that the Borrower's purchase of its common stock outstanding on the date hereof which results in one or more of the Borrower's shareholders of record as of the date of this Agreement controlling more than fifty percent (50%) of the combined voting power of all classes of the common stock of the Borrower shall not constitute an acquisition hereunder.

"Closing Date" shall mean June 30, 2000 or such later date on which the initial Loans are made and the conditions set forth in Section 5.1. and 5.2. are satisfied or waived.

"Commitment" shall mean, for any Lender at any time, its Revolving Credit Commitment, or in the case of the Swing Line Lender, the Swing Line Commitment, as the context may indicate.

"Consolidated Companies" shall mean, collectively, Borrower, all of its Restricted Subsidiaries, and to the extent required to be consolidated under GAAP, any Permitted Joint Venture.

"Consolidated Funded Debt" shall mean the Funded Debt of the Consolidated Companies on a consolidated basis.

"Consolidated Net Income" shall mean the net income of the Borrower on a consolidated basis as defined according to GAAP minus (to the extent included in net income) the sum of (i) any net loss or net income of any Unrestricted Subsidiary that is not a Consolidated Company, (ii) the net income or loss of any Consolidated Company for any period prior to the date it became a Consolidated Company as a result of any Permitted Acquisition, (iii) the gain or loss (net of any tax effect) resulting from the sale of any Capital Assets by the Consolidated Companies other than in the ordinary course of business of the Consolidated Companies, and (iv) other extraordinary items, as defined by GAAP, of the Consolidated Companies.

"Consolidated Net Loss" shall mean the net losses of the Borrower on a consolidated basis as defined according to GAAP minus (to the extent included in net income) the sum of (i) any net loss or net income of any Unrestricted Subsidiary that is not a Consolidated Company, (ii) the net income or loss of any Consolidated Company for any period prior to the date it became a Consolidated Company as a result of any Permitted Acquisition, (iii) the gain or loss (net of any tax effect) resulting from the sale of any Capital Assets by the Consolidated Companies other than in the ordinary course of business of the Consolidated Companies, and (iv) other extraordinary items, as defined by GAAP, of the Consolidated Companies.

"Consolidated Net Worth" shall mean the stockholders' equity of the Consolidated Companies minus Restricted Investments but only to the extent the Restricted Investments exceed in the aggregate ten percent (10%) of stockholders' equity. For purposes of this definition, stockholders' equity shall be determined on a consolidated basis in accordance with GAAP, as applied on a consistent basis by the Borrower in the calculation of such amounts in the Borrower's most recent Financial Reports.

"Contractual Obligation" of any Person shall mean any provision of any security issued by such Person or of any agreement, instrument or undertaking under which such Person is obligated or by which it or any of the property owned by it is bound.

"Contribution Agreement" shall mean a Contribution Agreement substantially in the form of Exhibit "J" executed and delivered by one or more Subsidiary Guarantors in favor of the Agent, for the ratable benefit of the Lenders, together with all amendments and supplements thereto in accordance with the terms hereof.

"Credit Documents" shall mean, collectively, this Agreement, the Notes, the Fee Letter, the Pledge Agreements, the Joinder Agreements, the Subsidiary Guarantees, the Contribution Agreement, the Security Documents and all other instruments, documents, certificates, agreements and writings executed in connection herewith.

"Debt Issuance" means the incurrence by the Borrower or any Restricted Subsidiary of at least $50,000,000 of any Indebtedness for Borrowed Money (other than the type described in clause (b)(iii) of such definition) in any one transaction or series of related transactions.

"Default" shall mean any event or condition the occurrence of which constitutes or would, with the lapse of time or the giving of notice, or both, constitute an Event of Default.

"Dollar" and "U.S. Dollar" and the sign "$" shall mean lawful money of the United States of America.

"EBITDA" shall mean for any fiscal period, Consolidated Net Income (or Consolidated Net Loss, as the case may be) for such period plus (a) the aggregate amount deducted in determining such Consolidated Net Income (Loss) in respect of (i) Interest Expense, (ii) Income Taxes of the Consolidated Companies determined in accordance with GAAP, (iii) depreciation and amortization expense of the Consolidated Companies determined in accordance with GAAP, in each case for the applicable fiscal period, (iv) the amount of any non-cash charges relating to plant shut-downs and asset impairment charges actually taken by the Borrower for the quarter ending March 31, 2000, (v) any non-cash charges actually taken by the Consolidated Companies after March 31, 2000 which are associated with the accelerated write-off of any tangible or intangible assets related to the acquisition of Waldorf Corporation provided such amounts do not exceed $100,000,000 in the aggregate through the Maturity Date, (vi) any non-cash charges actually taken which are associated with the accelerated write-off of any tangible or intangible assets provided such amounts do not exceed $50,000,000 in the aggregate through the Maturity Date in each case for the Consolidated Companies determined on a consolidated basis in accordance with GAAP, (b) actual rental expense associated with any Synthetic Lease and (c) cash distributions of earnings of Unrestricted Subsidiaries made to a Consolidated Company to the extent previously excluded in the determination of Consolidated Net Income or Consolidated Net Loss by virtue of clause (i) of the respective definitions thereof.

"EBITR" shall mean for any fiscal period, Consolidated Net Income (or Consolidated Net Loss, as the case may be) for such period plus (a) the aggregate amount deducted in determining such Consolidated Net Income (Loss) in respect of (i) Interest Expense, (ii) Income Taxes of the Consolidated Companies determined in accordance with GAAP, (iii) 100% of lease expense (including any rental expense under any Synthetic Lease but excluding expenses incurred in respect of Capital Leases) of the Consolidated Companies determined in accordance with GAAP, in each case for the applicable fiscal period, (iv) any non-cash charges relating to plant shut-downs and asset impairment charges actually taken by the Consolidated Companies for the quarter ending March 31, 2000, (v) any non-cash charges actually taken by the Consolidated Companies after March 31, 2000 which are associated with the accelerated write-off of any tangible or intangible assets related to the acquisition of Waldorf Corporation provided such amounts do not exceed $100,000,000 in the aggregate through the Maturity Date and (vi) any non-cash charges actually taken which are associated with the accelerated write-off of any tangible or intangible assets provided such amounts do not exceed $50,000,000 in the aggregate through the Maturity Date in each case for the Consolidated Companies determined on a consolidated basis in accordance with GAAP and (b) cash distributions of earnings of Unrestricted Subsidiaries made to a Consolidated Company to the extent previously excluded in the determination of Consolidated Net Income or Consolidated Net Loss by virtue of clause (i) of the respective definitions thereof.

"Environmental Laws" shall mean all federal, state, local and foreign statutes and codes or regulations, rules or ordinances issued, promulgated, or approved thereunder, now or hereafter in effect (including, without limitation, those with respect to asbestos or asbestos containing material or exposure to asbestos or asbestos containing material), relating to pollution or protection of the environment and relating to public health and safety, relating to (i) emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial toxic or hazardous constituents, substances or wastes, including without limitation, any Hazardous Substance, petroleum including crude oil or any fraction thereof, any petroleum product or other waste, chemicals or substances regulated by any Environmental Law into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), or (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of any Hazardous Substance, petroleum including crude oil or any fraction thereof, any petroleum product or other waste, chemicals or substances regulated by any Environmental Law, and (iii) underground storage tanks and related piping, and emissions, discharges and releases or threatened releases therefrom. Such Environmental Laws to include, without limitation (i) the Clean Air Act (42 U.S.C. ss. 7401 et seq.), (ii) the Clean Water Act (33 U.S.C. ss. 1251 et seq.), (iii) the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.), (iv) the Toxic Substances Control Act (15 U.S.C. ss. 2601 et seq.), (v) the Comprehensive Environmental Response Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act (42 U.S.C. ss. 9601 et seq.), and (vi) all applicable national and local laws or regulations with respect to environmental control.

"Equity Offering" means an underwritten public offering of any capital stock of the Borrower, or any debt security convertible into or exchangeable for capital stock of the Borrower (whether conditionally or unconditionally convertible or exchangeable or convertible currently or in the future), or any debt security issued with a warrant or other instrument conferring upon its owner the right to purchase capital stock of the Borrower, in each case pursuant to an effective registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act of 1933, as amended. In no event shall an Equity Offering include any issuances of stock and stock options to employees and directors of the Borrower or its Subsidiaries.

"ERISA Affiliate" shall mean, with respect to any Person, each trade or business (whether or not incorporated) which is a member of a group of which that Person is a member and which is under common control within the meaning of the regulations promulgated under Section 414 of the Tax Code.

"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

"Eurodollar Advance" shall mean an Advance made or outstanding as a Revolving Loan, bearing interest based on the Adjusted LIBO Rate.

"Event of Default" shall have the meaning provided in Article 9.

"Executive Officer" shall mean with respect to any Person, the Chief Executive Officer, President, Vice Presidents (if elected by the Board of Directors of such Person), Chief Financial Officer, Treasurer, Secretary and any Person holding comparable offices or duties (if elected by the Board of Directors of such Person).

"Facility Fee" shall have the meaning ascribed to it in Section 4.5.(a).

"Facility" or "Facilities" shall mean the Revolving Credit Commitments or the Swing Line Facility, as the context may indicate.

"Facility Fee Percentage" shall mean, with respect to the Facility Fee, as of any date, the percentage per annum determined by reference to the applicable ratio of Total Funded Debt to EBITDA as calculated as of the end of the immediately preceding fiscal quarter determined by reference to the table set forth on Schedule 1.01(a) attached hereto. Notwithstanding the foregoing, the initial Facility Fee Percentage shall be determined as set forth in Section 4.6 hereof. Any changes to the Facility Fee Percentage will be effective as of the date specified in Section 4.6.

"Federal Funds Rate" shall mean for any day, the rate per annum (rounded upwards, if necessary, to the next 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers, as published by the Federal Reserve Bank of New York on the next succeeding Business Day or if such rate is not so published for any Business Day, the Federal Funds Rate for such day shall be the average rounded upwards, if necessary, to the next 1/100th of 1% of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent.

"Fee Letter"" means that certain letter agreement dated May 30, 2000 between the Borrower, the Agent and SunTrust Equitable Securities Corporation relating to certain fees from time to time payable by the Borrower to the Agent and SunTrust Equitable Securities Corporation, together with all amendments and supplements thereto.

"Financial Officer" means with respect to the Borrower, any of the Chief Financial Officer, Vice President of Finance, and Treasurer.

"Financial Report" means at a specified date, the most recent financial statements required to be delivered pursuant to Section 7.7. of this Agreement.

"Fixed Charges" shall mean the sum of (i) Interest Expense of the Consolidated Companies and (ii) 100% of lease expense of the Consolidated Companies (including any rental expense under any Synthetic Lease but excluding expenses incurred in respect of Capital Leases) determined in accordance with GAAP.

"Funded Debt" shall mean, with respect to any Person, without duplication and excluding in the case of the Consolidated Companies intercorporate obligations solely among the Consolidated Companies, at any time, all then currently outstanding Indebtedness of such Person, including, but not limited to, all obligations under the Credit Documents provided that with respect to any Funded Debt of any Permitted Joint Venture that is a Consolidated Company, the Funded Debt of such Permitted Joint Venture shall be limited to the Ownership Share of such Funded Debt unless such Funded Debt is recourse to the Borrower or any Restricted Subsidiary in which event the entire amount of such Funded Debt shall constitute Funded Debt.

"GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

"Guaranty" shall mean any contractual obligation, contingent or otherwise, of a Person with respect to any Indebtedness or other obligation or liability of another Person, including without limitation, any such Indebtedness, obligation or liability directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including contractual obligations (contingent or otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such Indebtedness, obligation or liability or any security therefor, or any agreement to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make any payment other than for value received. The amount of any Guaranty shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which guaranty is made or, if not so stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

"Hazardous Substances" shall have the meaning assigned to that term in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Acts of 1986.

"Income Taxes" shall have the meaning given such term by GAAP.

"Indebtedness" of any Person shall mean, without duplication, such Person's (i) Indebtedness for Borrowed Money, (ii) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such Person's business), (iii) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property or assets now or hereafter owned or acquired by such Person, (iv) Capital Lease Obligations, (v) any Guaranty, letter of credit reimbursement obligations (without duplication of any of the underlying obligations which otherwise constitutes Indebtedness), and other contingent obligations in respect of repayment of other types of Indebtedness, (vi) any off-balance sheet liability retained by such Person in connection with asset securitization programs and Synthetic Leases provided that with respect to any Synthetic Lease, only the principal obligations under such Synthetic Lease for which any Consolidated Company has recourse liability shall constitute Indebtedness, and
(vii) any obligation under any Interest Rate Contract or foreign exchange agreement. Notwithstanding the foregoing, Indebtedness shall exclude all obligations, contingent or otherwise, provided for in Statement of Financial Accounting Standards No. 133, as in effect from time to time ("FASB 133"), other than obligations provided for in FASB 133 which relate to clause (vii) of the definition of Indebtedness.

"Indebtedness for Borrowed Money" shall mean, with respect to any Person and without duplication:

         (a) Indebtedness for money borrowed, including all revolving and term Indebtedness and all other lines of credit; and

         (b) Indebtedness which

                  (i) is represented by a note payable or drafts accepted, that represent extensions of credit;

                  (ii) constitutes obligations evidenced by bonds, debentures, notes or similar instruments; or

                  (iii) constitutes Purchase Money Indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property.

"Interest Expense" shall mean interest expense of the Consolidated Companies net of interest income of the Consolidated Companies determined on a consolidated basis, according to GAAP.

"Interest Period" shall mean (i) as to any Eurodollar Advances, the interest period selected by the Borrower pursuant to Section 4.4.(a) hereof, and (ii) as to any Advances under the Swing Line Facility, the interest period requested by the Borrower and agreed to by the Swing Line Lender pursuant to Section 3.1. hereof in conformity with Section 4.4.(b) hereof provided, that, such Advances under the Swing Line Facility may not have an Interest Period of more than seven
(7) days.

"Interest Rate Contract" shall mean all interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, interest rate insurance and other agreements and arrangements designed to provide protection against fluctuations in interest rates, in each case as the same may be from time to time amended, restated, renewed, supplemented or otherwise modified in accordance with their terms.

"Investment Grade Status" shall exist at any time when the rating of the Borrower's senior non credit-enhanced long-term unsecured debt is at or above BBB- from Standard & Poor's and at or above Baa3 from Moody's; provided, that if either Standard & Poor's or Moody's changes its system of classification after the date of this Agreement, Investment Grade Status shall exist at any time when the rating of the Borrower's non credit-enhanced senior long-term unsecured debt is at or above the new rating which most closely corresponds to the above-specified level under the previous rating system.

"Joinder Agreement" shall mean a Joinder Agreement, substantially in the form of Exhibit "L" executed and delivered after the Closing Date by one or more Subsidiary Guarantors in favor of the Agent, for the ratable benefit of the Lenders, together with all amendments and supplements thereto, in accordance with the terms hereof.

"Joint Venture" shall mean, with respect to any Person, any corporation or other entity (including, without limitation, limited liability companies, partnerships, joint ventures, and associations) regardless of its jurisdiction of organization or formation, of which some but less than 100% of the total combined voting power of all classes of Voting Stock or other ownership interests, at the time as of which any determination is being made, is owned by such Person, either directly or indirectly through one or more other Subsidiaries.

"Joint Venture Investment" shall mean the total amount, valued at book value at the time of contribution, of any paid in capital (including any asset and other capital contributions but excluding any intangible assets other than patents, trademarks and copyrights which shall be included) contributed by the Borrower or any Restricted Subsidiary to any Joint Venture minus any distributions received by the Borrower or any Restricted Subsidiary from such Joint Venture.

"Lender" or "Lenders" shall mean SunTrust, the other banks and lending institutions listed on the signature pages hereof, including, without limitation, the Swing Line Lender, and each assignee thereof, if any, pursuant to Section 11.6.(c), together with their corporate successors.

"Lending Office" shall mean for each Lender, the office such Lender may designate in writing from time to time to Borrower and the Agent with respect to each Type of Loan.

"LIBOR" shall mean, for any Interest Period, with respect to Eurodollar Advances the offered rate for deposits in U.S. Dollars, for a period comparable to the Interest Period appearing on the display designated as Page 3750 on the Dow Jones Markets Service (or such other page on that service or such other service designated by the British Banker's Association for the display of such Association's Interest Settlement Rates for Dollar deposits) as of 11:00 a.m. (London, England time) on the day that is two Business Days prior to the first day of the Interest Period or if such Page 3750 is unavailable for any reason at such time, the rate which appears on the Reuters Screen ISDA Page as of such date and such time; provided, that if the Agent determines that the relevant foregoing sources are unavailable for the relevant Interest Period,

LIBOR shall mean the rate of interest determined by the Agent to be the average (rounded upward, if necessary, to the nearest 1/100th of 1%) of the rates per annum at which deposits in U.S. Dollars are offered to the Agent two (2) Business Days preceding the first day of such Interest Period by leading banks in the London interbank market as of 10:00 a.m. for delivery on the first day of such Interest Period, for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Loan of the Agent.

"Lien" means any security interest, mortgage, pledge, lien, claim, charge, encumbrance, title retention agreement, lessor's interest under a Capital Lease or analogous instrument, in, of or on any property.

"Loans" shall mean, collectively, the Revolving Loans and the Swing Line Loans.

"Margin Regulations" shall mean Regulation T, Regulation U and Regulation X of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time.

"Material" (or words derived therefrom) as used in this Agreement, means the measure of a matter of significance which shall be determined as being more than an amount equal to the greater of (i) Ten Million Dollars ($10,000,000) or (ii) ten percent (10%) of the Consolidated Net Worth.

"Materially Adverse Effect" shall mean any Material adverse change in (i) the business, operations, financial condition or assets of the Borrower and its Restricted Subsidiaries, taken as a whole, (ii) the ability of Borrower to perform its obligations under this Agreement, or (iii) the ability of the Borrower and its Restricted Subsidiaries (taken as a whole) to perform their respective obligations, if any, under the Credit Documents.

"Maturity Date" shall mean the earlier of (i) June 30, 2005, and (ii) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable pursuant to the provisions of Article 9.; provided, however, that the date listed in subsection (i) above may be extended as provided in Section 2.5.

"Moody's" shall mean Moody's Investors Services, Inc. and each of its successors.

"Multiemployer Plan" shall have the meaning set forth in Section 4001(a)(3) of ERISA.

"Net Proceeds" means the aggregate cash proceeds received by the Borrower or any of its Restricted Subsidiaries in respect of any Equity Offering (including, without limitation, any cash received upon the sale or other disposition of any noncash consideration received in any Equity Offering), Debt Issuance or asset disposition, in each case, net of the direct costs relating to such Equity Offering, Debt Issuance or asset disposition, as the case may be (including, without limitation, legal, accounting and investment banking fees, printing, sales and distribution costs and expenses, and sales commissions), and taxes paid or payable as a result thereof.

"Notes" shall mean, collectively, the Revolving Credit Notes and the Swing Line Note.

"Notice of Revolving Borrowing" shall have the meaning provided in Section 4.1.(a)(i).

"Notice of Conversion/Continuation" shall have the meaning provided in Section 4.1.(b).

"Notice of Swing Line Borrowing" shall have the meaning provided in Section 4.1.(a)(ii).

"Obligations" shall mean all amounts owing to the Agent or any Lender pursuant to the terms of this Agreement or any other Credit Document, including, without limitation, all Loans (including all principal and interest payments due thereunder), fees, expenses, indemnification and reimbursement payments, indebtedness, liabilities, and obligations of the Borrower and its Restricted Subsidiaries, direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising, together with all renewals, extensions, modifications or refinancings thereof.

"Offered Rate" shall mean, for any Interest Period, the rate as offered by the Swing Line Lender and accepted by the Borrower in accordance with Section 3.1 hereof. The Borrower is under no obligation to accept the Offered Rate and the Swing Line Lender is under no obligation to provide it.

"Offered Rate Advance" shall mean an Advance outstanding as a Swing Line Loan, bearing interest based on the Offered Rate.

"Ownership Share" means, with respect to any Permitted Joint Venture, the Borrower's or any Restricted Subsidiary's relative equity ownership (calculated as a percentage) in such Permitted Joint Venture determined in accordance with the applicable provisions of the declaration of trust, articles or certificate of incorporation, articles of organization, partnership agreement, joint venture agreement or other applicable organizational document of such Permitted Joint Venture.

"Payment Office" shall mean with respect to payments of principal, interest, fees or other amounts relating to the Revolving Loans, the Swing Line Loans, and all other Obligations, the office specified as the "Payment Office" for the Agent and in the case of the Swing Line Loans, the Swing Line Lender, on the signature page of the Agent and the Swing Line Lender, or such other location as to which the Agent or the Swing Line Lender shall have given written notice to the Borrower.

"PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

"Permitted Acquisition" shall mean any Acquisition so long as (i) at the time of such Acquisition, no Default or Event of Default is in existence, (ii) such Acquisition has been approved by the board of directors of the Person being acquired prior to any public announcement thereof, and (iii) the Borrower supplies to the Agent a certificate demonstrating pro-forma compliance with the financial covenants in Section 8.1 hereof after giving effect to such Acquisition.

"Permitted Joint Ventures" shall mean, collectively, (i) the Sonoco Joint Venture, (ii) the Seven Hills Joint Venture and (iii) other Joint Ventures in which the Joint Venture Investment does not exceed $75,000,000 in the aggregate at any time.

"Permitted Securitization Subsidiary" shall mean any Unrestricted Subsidiary of the Borrower that (i) is directly or indirectly wholly-owned by the Borrower,
(ii) is formed and operated solely for purposes of a Permitted Securitization Transaction, (iii) is "bankruptcy remote", (iv) has organizational documents which limit the permitted activities of such Permitted Securitization Subsidiary to the acquisition of accounts receivable and related rights from the Borrower or one or more of its Subsidiaries, the securitization of such accounts receivable and related rights and activities necessary or incidental to the foregoing and (v) meets Standard & Poor's Rating Group's requirements for special purpose entities engaged in securitization of assets.

"Permitted Securitization Transaction" shall mean the transfer by Borrower or one or more of its Subsidiaries of receivables and rights related thereto to one or more Permitted Securitization Subsidiaries and the related financing of such receivables and rights related thereto; provided that (i) such transaction is treated as a "sale" of receivables under Statement of Financial Accounting Standards No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities", (ii) is non-recourse to Borrower and its Restricted Subsidiaries, except for Standard Securitization Undertakings and
(iii) the aggregate total amount of all receivables at any time subject to all Permitted Securitization Transactions shall not exceed $150,000,000 in the aggregate.

"Person" shall mean any individual, partnership, firm, corporation, association, joint venture, trust, limited liability company, limited liability partnership, or other entity, or any government or political subdivision or agency, department or instrumentality thereof.

"Plan" shall mean any "employee benefit plan" (as defined in Section 3(3) of ERISA), including, but not limited to, any defined benefit pension plan, profit sharing plan, money purchase pension plan, savings or thrift plan, stock bonus plan, employee stock ownership plan, Multiemployer Plan, or any plan, fund, program, arrangement or practice providing for medical (including post-retirement medical), hospitalization, accident, sickness, disability, or life insurance benefits.

"Pledge Agreement" shall mean a Pledge Agreement, substantially in the form of Exhibit "M" executed and delivered by the Borrower or one or more Subsidiaries in favor of the Agent, for the ratable benefit of the Lenders, in accordance with Sections 5.1 and 7.10 hereof, together with all amendments and supplements thereto.

"Prior Agreement" shall mean that certain Credit Agreement dated as of January 21, 1997, as amended, by and between the Borrower, the Agent and certain lenders party thereto.

"Purchase Money Indebtedness" shall mean Indebtedness incurred or assumed for the purpose of financing all or any part of the acquisition cost of any property (excluding trade payables incurred in the ordinary course of business and any property acquired pursuant to any Acquisition) and any refinancing thereof, in each case entered into in compliance with this Agreement.

"Rating Agency" shall mean either Moody's or Standard & Poor's.

"Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time.

"Required Lenders" shall mean, at any time, Lenders holding at least 51% of the aggregate outstanding Revolving Credit Exposures at such time or if the Lenders have no Revolving Credit Exposure outstanding, then Lenders holding at least 51% of the Revolving Credit Commitments for all Lenders.

"Requirement of Law" for any Person shall mean any law, treaty, rule or regulation, or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

"Restricted Investment" means all investments (in cash or by delivery of property) made, directly or indirectly in any Person, whether by acquisition of shares of capital stock, indebtedness or other obligations or securities or by loan, advance, guaranty, capital contribution or otherwise (including, without limitation, the net actual liability of such Person under an Interest Rate Contract not entered into in respect of outstanding Funded Debt of such Person); provided, however, that Restricted Investments shall not mean or include: (i) investments in property to be used or consumed in the ordinary course of business, (ii) investments by the Borrower or its Restricted Subsidiaries in and to Restricted Subsidiaries, including any investment in a corporation which, after giving effect to such investment, will immediately become a Restricted Subsidiary, (iii) investments in commercial paper or other short-term security maturing in 270 days or less from the date of issuance, which at the time of acquisition by the Borrower or its Subsidiary, is accorded the rating of A-2 or better by Standard & Poor's or P-2 or better by Moody's, (iv) investments in direct obligations of the United States of America or any agency or instrumentality of the United States of America, the payment or guarantee of which constitutes a full faith and credit obligation of the United States of America, in either case maturing in three years or less from the date of acquisition thereof, (v) loans or advances in the usual and ordinary course of business to officers, directors and employees for expenses (including moving expenses related to a transfer) incidental to carrying on the business of the Borrower or any Restricted Subsidiary, (vi) receivables arising from the sale of goods and services in the ordinary course of business of the Borrower and its Restricted Subsidiaries, (vii) municipal bonds maturing in three (3) years or less from the date of acquisition thereof and accorded either a long-term or short-term rating no lower than the highest rating category by Standard & Poor's or Moody's, (viii) variable rate preferred stock issued by United States or United Kingdom corporations which are accorded a rating no lower than the third highest rating category by Standard & Poor's or Moody's, (ix) variable rate demand obligations, tax-free preferred stock of United States corporations and other tax exempt investments which mature in three (3) years or less or have variable rate features and are accorded a rating no lower than the third highest rating category by Standard & Poor's or Moody's, (x) certificates of deposit of or drafts accepted by a commercial bank (a) that is organized under the laws of the United States of America or any state thereof, and (b) whose long-term unsecured debt obligations (or the long-term debt obligations of the bank holding company owning all of the capital stock of such bank) shall be rated A2 or better by Moody's or A or better by Standard & Poor's, and (c) that has capital, surplus and undivided profits aggregating in excess of $100,000,000, and (xi) investments in Permitted Joint Ventures and in Permitted Securitization Subsidiaries.

"Restricted Subsidiary" means (i) any Subsidiary of the Borrower identified as such on Schedule 1.01(b) hereto, and (ii) any Subsidiary of the Borrower created or acquired after the date of this Agreement other than an Unrestricted Subsidiary.

"Revolving Credit Commitment" shall mean, with respect to each Lender, the obligation of such Lender to make Revolving Loans to the Borrower and to participate in Swing Line Loans in an aggregate principal amount not exceeding the amount set forth with respect to such Lender on the signature pages to this Agreement, or in the case of a Person becoming a Lender after the Closing Date, the amount of the assigned "Revolving Credit Commitment" as provided in the Assignment and Acceptance Agreement executed by such Person as an assignee, as the same may be changed pursuant to the terms hereof, as the same may be increased or decreased from time to time as a result of any reduction thereof pursuant to Section 2.3., any assignment thereof pursuant to Section 11.6., or any amendment thereof pursuant to Section 11.2.

"Revolving Credit Exposure" shall mean, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Loans and such Lender's Swing Line Exposure.

"Revolving Credit Notes" shall mean, collectively, the promissory notes evidencing the Revolving Loans in the form attached hereto as Exhibit A, either as originally executed or as hereafter amended, modified or supplemented in accordance with the terms hereof.

"Revolving Loans" shall mean, collectively, the revolving loans made to the Borrower by the Lenders pursuant to Section 2.1.

"Security Documents" shall mean, collectively, each guaranty agreement, mortgage, deed of trust, security agreement, pledge agreement, or other security or collateral document, if any, guaranteeing or securing the Obligations, as the same may be amended, restated, supplemented or otherwise modified from time to time.

"Seven Hills Joint Venture" shall mean Seven Hills Paperboard, LLC, a Delaware limited liability company.

"Sonoco Joint Venture" shall mean RTS Packaging, LLC, a Delaware limited liability company.

"Standard & Poor's" shall mean Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc. and its successors.

"Standard Securitization Undertakings" shall mean (i) any obligations and undertakings of the Borrower and any Restricted Subsidiary on terms and conditions consistent with sale treatment of receivables and that result in a "sale" of receivables under Statement of Financial Accounting Standards No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities", as in effect on the date of such transfer ("FASB 125") and (ii) any obligations and undertakings of the Borrower not inconsistent with sale treatment under FASB 125 in connection with the Borrower's servicing of receivables.

"Subsidiary" shall mean, with respect to any Person, any corporation or other entity (including, without limitation, limited liability companies, partnerships, joint ventures, limited liability companies, and associations) regardless of its jurisdiction of organization or formation, at least a majority of the total combined voting power of all classes of Voting Stock or other ownership interests of which shall, at the time as of which any determination is being made, be owned by such Person, either directly or indirectly through one or more other Subsidiaries.

"Subsidiary Guarantee" shall mean a Subsidiary Guarantee substantially in the form of Exhibit "K" executed and delivered by one or more Subsidiary Guarantors in favor of the Agent, for the ratable benefit of the Lenders, together with all amendments and supplements thereto.

"Subsidiary Guarantor" shall mean any Subsidiary which will execute a Subsidiary Guarantee pursuant to Sections 5.1 or 7.10.

"Swing Line Commitment" shall mean, at any time for the Swing Line Lender, an amount equal to $20,000,000, as the same may be increased or decreased from time to time as a result of any assignment thereof pursuant to Section 11.6., or any amendment thereof pursuant to Section 11.2.

"Swing Line Exposure" shall mean, with respect to each Lender, the principal amount of the Swing Line Loans with respect to which such Lender is legally obligated either to make a Base Rate Loan or in which such Lender is legally obligated to purchase a participation in accordance with Section 3.4, which shall equal such Lender's Applicable Commitment Percentage of all outstanding Swing Line Loans.

"Swing Line Facility" shall mean, at any time, the Swing Line Commitment, which amount shall not exceed $20,000,000.

"Swing Line Lender" shall mean SunTrust and any successor or assignee thereof.

"Swing Line Loans" shall mean, collectively, loans made by the Swing Line Lender to the Borrower pursuant to the Swing Line Facility.

"Swing Line Note" shall mean a promissory note of the Borrower payable to the order of the Swing Line Lender, in substantially the form of Exhibit "B" hereto, evidencing the maximum aggregate principal indebtedness of the Borrower to such Swing Line Lender with respect to the Swing Line Commitment, either as originally executed or as it may be from time to time supplemented, modified, amended, renewed or extended in accordance with the terms hereof.

"Synthetic Lease" means any synthetic lease, tax retention operating lease or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease under GAAP.

"Tax Code" shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time.

"Taxes" shall mean any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including without limitation, income, receipts, excise, property, sales, transfer, license, payroll, withholding, social security and franchise taxes now or hereafter imposed or levied by the United States, or any state, local or foreign government or by any department, agency or other political subdivision or taxing authority thereof or therein and all interest, penalties, additions to tax and similar liabilities with respect thereto.

"Telerate" shall mean, when used in connection with any designated page and LIBOR or the Federal Funds Rate, the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying rates comparable to LIBOR or the Federal Funds
Rate).

"Total Capitalization" shall mean for the Borrower and its Restricted Subsidiaries on a consolidated basis, the sum of their: (i) Funded Debt and (ii) Consolidated Net Worth.

"Total Funded Debt" shall mean, without duplication, the sum of: (i) Consolidated Funded Debt and (ii) Funded Debt of the Permitted Securitization Subsidiaries.

"Type" of Borrowing shall mean a Borrowing consisting of Base Rate Advances, Eurodollar Advances, or Offered Rate Advances.

"Unrestricted Subsidiary" shall mean (i) any Permitted Securitization Subsidiary, (ii) any Permitted Joint Venture and (iii) any Subsidiary which, at the option of the Borrower, is designated in writing by the Borrower to the Agent as being an Unrestricted Subsidiary. The Borrower may designate a Restricted Subsidiary as an Unrestricted Subsidiary at any time so long as (y) no Default or Event of Default is in existence or would be caused by such designation and (z) the Borrower supplies to the Agent a certificate demonstrating pro-forma compliance with the financial covenants in Section 8.1 hereof after giving effect to such designation.

"Voting Stock" shall mean stock of a corporation of a class or classes having general voting power under ordinary circumstances to elect a majority of the board of directors, managers or trustees of such corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by the reason of the happening of any contingency).

SECTION 1.2. ACCOUNTING TERMS AND DETERMINATION.

Unless otherwise defined or specified herein, all accounting terms shall be construed herein, all accounting determinations hereunder shall be made, all financial statements required to be delivered hereunder shall be prepared, and all financial records shall be maintained, in accordance with GAAP. In the event of a change in GAAP that is applicable to the Borrower and its Subsidiaries, compliance with the financial covenants contained herein shall continue to be determined in accordance with GAAP as in effect prior to such change; provided, however, that the Borrower and the Required Lenders will thereafter negotiate in good faith to revise such covenants to the extent necessary to conform such covenants to GAAP as then in effect.

SECTION 1.3. OTHER DEFINITIONAL TERMS.

         The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Schedule, Exhibit and like references are to this Agreement unless otherwise specified.

SECTION 1.4. EXHIBITS AND SCHEDULES.

All Exhibits and Schedules attached hereto are by reference made a part hereof.

ARTICLE 2.  REVOLVING LOANS

SECTION 2.1. COMMITMENT; USE OF PROCEEDS.

(a) Subject to and upon the terms and conditions herein set forth, each Lender severally agrees to make to Borrower from time to time on and after the Closing Date, but prior to the Maturity Date, Revolving Loans; provided that, immediately after each such Revolving Loan is made, (i) such Lender's Revolving Credit Exposure does not exceed such Lender's Revolving Credit Commitment and
(ii) the sum of the aggregate Revolving Credit Exposures of all Lenders does not exceed the Revolving Credit Commitments of all Lenders.

(b) Subject to Section 4.1(b) each Revolving Loan shall, at the option of Borrower, be made or continued as, or converted into, part of one or more Borrowings that shall consist entirely of Base Rate Advances or Eurodollar Advances. The aggregate principal amount of each Borrowing of Revolving Loans comprised of Eurodollar Advances shall be not less than $5,000,000 or a greater integral multiple of $1,000,000, and the aggregate principal amount of each Borrowing of Revolving Loans comprised of Base Rate Advances shall be not less than $1,000,000 or a greater integral multiple of $100,000.

(c) The proceeds of Revolving Loans shall be used solely for the following purposes:

         (i) Initially, to repay the obligations outstanding pursuant to the Prior Agreement on the Closing Date; and

         (ii) All other amounts shall be used by the Borrower and its Subsidiaries for Permitted Acquisitions, share repurchases, capital expenditures and as working capital and for other general corporate purposes.

SECTION 2.2. REVOLVING CREDIT NOTES; REPAYMENT OF PRINCIPAL.

(a) The Borrower's obligations to pay the principal of, and interest on, the Revolving Loans to each Lender shall be evidenced by the records of the Agent and such Lender and by the Revolving Credit Note payable to such Lender (or the assignor of such Lender) completed in conformity with this Agreement.

(b) All Borrowings outstanding under the Revolving Credit Commitments shall be due and payable in full on the Maturity Date.

SECTION 2.3. REDUCTION OF REVOLVING CREDIT AND SWING LINE COMMITMENTS; MANDATORY PREPAYMENT.

(a) Upon at least three (3) Business Days' prior telephonic notice (promptly confirmed in writing) to the Agent, the Borrower shall have the right, without premium or penalty, to terminate the Revolving Credit Commitments, in part or in whole, provided that any partial termination of the Revolving Credit Commitments pursuant to this Section 2.3. shall be in an amount of at least $1,000,000 and integral multiples of $1,000,000.

(b)      Any reduction of Revolving Credit Commitments pursuant to subsection
(a) of this Section 2.3. shall proportionately, automatically and permanently reduce the Revolving Credit Commitments of each of the Lenders based upon each Lender's Applicable Commitment Percentage.

(c) If at any time the aggregate principal amount of outstanding Revolving Loans and Swing Line Loans exceeds the Revolving Credit Commitments of all Lenders, the Borrower shall immediately cause an amount equal to such excess to be applied as follows in the order of priority indicated:

                  First, to the prepayment of outstanding Swing Line Loans; and

                  Second, to the prepayment of outstanding Revolving Loans.

         Subject to the foregoing, any such prepayment shall be applied to such Loans as designated by the Borrower and, in the event the Borrower fails to designate a Loan, to such Loans with the earliest maturity dates, based upon the remaining terms of their respective Interest Periods, and with respect to Loans with the same Interest Period, pro rata to the Lenders extending such Loans.

         Any prepayment of Swing Line Loans and Revolving Loans pursuant to this
Section 2.3. shall be made, insofar as is possible, in such a way as to avoid any funding losses pursuant to Section 4.13.

SECTION 2.4. MANDATORY PREPAYMENTS.

(a) The Borrower shall be required to make mandatory prepayments of Loans in the following amounts (i) 100% of the Net Proceeds received by the Borrower and any of its Restricted Subsidiaries from any sale or other disposition by the Borrower and any of its Restricted Subsidiaries of any assets (other than assets sales which do not exceed $10,000,000 in the aggregate through the Maturity
Date), including through any Permitted Securitization Transaction; (ii) 100% of the Net Proceeds received by the Borrower and any of its Restricted Subsidiaries in respect of any Equity Offering and (iii) 100% of the Net Proceeds received by the Borrower and any of its Restricted Subsidiaries in respect of any Debt Issuance. Such mandatory prepayments will be due upon the consummation of such Equity Offering, Debt Issuance or asset disposition, as the case may be, provided that so long as no Event of Default is in existence to the extent that any such prepayment would create funding losses under Section 4.13, the portion of such payment that would cause such funding losses shall not be due and payable until the earliest date on which no funding losses would occur as a result of such payment (without giving effect to any continuation or conversion of any Loan). There will be no reduction in any of the Commitments as a result of any Equity Offering, Debt Issuance or asset disposition described above.

(b) Any such prepayment shall be applied to such Loans as designated by the Borrower and, in the event the Borrower fails to designate a Loan, to such Loans with the earliest maturity dates, based upon the remaining terms of their respective Interest Periods, and with respect to Loans with the same Interest Period, pro rata to the Lenders extending such Loans.

SECTION 2.5. EXTENSION OF COMMITMENTS.

(a) The Borrower may, by written notice to the Agent (which shall promptly deliver a copy to each of the Lenders), given not more than one-hundred and twenty (120) days nor less than ninety (90) days prior to the first and second anniversary of the Closing Date, request that the Lenders extend the then scheduled Maturity Date (the "Existing Date") for an additional one-year period. Each Lender shall, by notice to the Borrower and the Agent given within fifteen
(15) Business Days after the Borrower gives such notice, advise the Borrower and the Agent whether or not such Lender consents to the extension request (and any Lender which does not respond during such 15-Business-Day period shall be deemed to have advised the Borrower that it will not agree to such extension).

(b) If (and only if) all of the Lenders shall have agreed in accordance with the terms hereof to such extension, the Maturity Date shall be extended for one additional year from the Existing Date.

(c) The effective date of any extension of the Maturity Date shall be the date on which all of the Lenders have agreed to such extension in accordance with the terms of Section 2.5(b).


(d) The extension by the Swing Line Lender of its Revolving Credit Commitment pursuant to this Section 2.5. shall automatically extend the Swing Line Commitment.

(e) The Borrower understands that this Section has been included in this Agreement for the Borrower's convenience in requesting an extension and acknowledges that none of the Lenders nor the Agent has promised (either expressly or impliedly), nor has any obligation or commitment whatsoever, to extend the Maturity Date at any time.

SECTION 2.6 PRO RATA PAYMENTS OF REVOLVING LOANS.

Except as otherwise provided herein, (a) each payment on account of the principal of and interest on the Revolving Loans and fees (other than the fees payable under the Fee Letter, which shall be retained by the Agent) described in this Agreement shall be made to the Agent for the account of the Lenders pro rata based on their Applicable Commitment Percentage, (b) all payments to be made by the Borrower for the account of each of the Lenders on account of principal, interest and fees, shall be made without set-off or counterclaim, and
(c) the Agent will promptly distribute payments received by it to the Lenders. If a payment is received by the Agent before 12:00 noon (local time for the Agent) on a Business Day, the Agent shall distribute each Lender's share of the payment to such Lender before 2:00 p.m. (local time for the Agent) on the same day; or if a payment is received by the Agent after 12:00 noon (local time for the Agent) on a Business Day or is received on a day other than a Business Day, the Agent shall distribute each Lender's share of the payment to such Lender before 2:00 p.m. (local time for the Agent) on the next Business Day. If, for any reason, the Agent makes any distribution to any Lender prior to receiving the corresponding payment from the Borrower, and the Borrower's payment is not received by the Agent within three Business Days after payment by the Agent to the Lender, the Lender will, upon written request from the Agent, return the payment to the Agent with interest at the Federal Funds Rate for the period commencing on the date the Lender received such payment and ending on, but excluding, the date of its repayment to the Agent. If the Agent advises any Lender of any miscalculation of the amount of such Lender's share that has resulted in an excess payment to such Lender, promptly upon request by the Agent such Lender shall return the excess amount to the Agent with interest calculated as set forth above. Similarly, if a Lender advises the Agent of any miscalculation that has resulted in an insufficient payment to such Lender, promptly upon written request by such Lender the Agent shall pay the additional amount to such Lender with interest calculated as set forth above. In the event the Agent is required to return any amount of principal, interest or fees or other sums received by the Agent after the Agent has paid over to any Lender its share of such amount, such Lender shall, promptly upon demand by the Agent, return to the Agent such share, together with applicable interest on such share.

ARTICLE 3.  SWING LINE FACILITY

SECTION 3.1. SWING LINE FACILITY; USE OF PROCEEDS.

(a) Commitment. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees to make Swing Line Loans to the Borrower, from time to time from the Closing Date to the Maturity Date, in an aggregate principal amount outstanding at any time not to exceed the lesser of (i) the Swing Line Commitment then in effect and (ii) the difference between the Revolving Credit Commitments of all Lenders and the aggregate Revolving Credit Exposures of all Lenders; provided, that the Swing Line Lender shall not be required to make a Swing Line Loan to refinance an outstanding Swing Line Loan. The Borrower shall be entitled to borrow, repay and reborrow Swing Line Loans in accordance with the terms and conditions of this Agreement.

(b) Amount and Terms of Swing Line Loans. Each Swing Line Loan shall, at the option of Borrower, be made as Base Rate Advances or, to the extent available, Offered Rate Advances. The aggregate principal amount of each Swing Line Loan shall be not less than $500,000 or greater integral multiples of $100,000.

(c) Use of Proceeds. The proceeds of Swing Line Loans shall be used by the Borrower and its Subsidiaries for Permitted Acquisitions, share repurchases, capital expenditures and as working capital and for other general corporate purposes.

(d) Notification of Availability of Offered Rate Advance and Offered Rate. The Swing Line Lender shall have no obligation to make an Offered Rate Advance. If the Swing Line Lender elects to make an Offered Rate Advance, it shall notify the Borrower of the Offered Rate being offered prior to 11:00 a.m. (Atlanta time) on the Business Day of such requested Advance (such Notice of Swing Line Borrowing to be given as provided in Section 4.1(a)(ii) hereof). If the Borrower does not notify the Swing Line Lender of its acceptance of such Offered Rate Advance prior to 12:00 noon (Atlanta time) on the date of such requested Advance, the Borrower will be deemed to have rejected the same.

(e) Swing Line Lender. If the existing Swing Line Lender (the "Existing Swing Line Lender") is unable or unwilling to make Offered Rate Advances to the Borrower, the Borrower may, upon the satisfaction of the following conditions, designate a new Swing Line Lender to replace the Existing Swing Line Lender:

                  (i) the Borrower shall provide written notice to the Agent and the Lenders, including the Existing Swing Line Lender, of its intention to proceed under this paragraph (e), which notice shall include (i) the identity of the lending institution selected by the Borrower to be the new Swing Line Lender (the "New Swing Line Lender") and (ii) the date upon which the Borrower intends to effect the replacement of the Existing Swing Line Lender (the "Swing Line Lender Replacement Date"); and

                  (ii) the Borrower shall, on or prior to the Swing Line Lender Replacement Date, repay in full all outstanding Swing Line Loans, together with all accrued and unpaid interest thereon, and all other amounts owing to the Existing Swing Line Lender hereunder relating to its Swing Line Loans. Upon the satisfaction of the foregoing conditions and upon the consummation of the amendment to this Agreement referred to in the next sentence, (x) the Swing Line Commitment shall terminate as to the Existing Swing Line Lender; (y) the Existing Swing Line Lender shall cancel the outstanding Swing Line Note and return it to the Borrower and (z) the New Swing Line Lender shall replace and become vested with all the rights, powers, privileges and duties of the existing Swing Line Lender under this Agreement. Before the new Swing Line Commitment can become effective, it will be necessary to amend the provisions of this Agreement relating to the relationship of the Swing Line Commitment to the Revolving Credit Commitment of the Existing Swing Line Lender. The Lenders and the Borrower covenant and agree to negotiate such amendment in good faith.

SECTION 3.2. SWING LINE NOTE; REPAYMENT OF PRINCIPAL.

(a) The Borrower's obligations to pay the principal of, and interest on, the Swing Line Loans to the Swing Line Lender shall be evidenced by the records of the Swing Line Lender and by the Swing Line Note payable to the Swing Line Lender in the amount of the Swing Line Facility.

(b) All Borrowings outstanding under the Swing Line Note shall be due and payable in full on the earlier of (i) the expiration of the applicable Interest Period or (ii) on the Maturity Date.

SECTION 3.3. VOLUNTARY REDUCTION OF SWING LINE COMMITMENT

Upon at least three (3) Business Days' prior telephonic notice (promptly confirmed in writing) to Swing Line Lender and the Agent, Borrower shall have the right, without premium or penalty, to terminate the unutilized portion of the Swing Line Commitment, in part or in whole, provided that any partial termination pursuant to this Section 3.3. shall be in an amount of at least $1,000,000 and integral multiples of $100,000.

SECTION 3.4. MANDATORY REVOLVING LOANS; LENDER PARTICIPATIONS.

(a) If (i) any Swing Line Loan matures and remains unpaid; (ii) any Default or Event of Default occurs or (iii) the Swing Line Lender's total amount of outstanding Revolving Loans and Swing Line Loans exceed the Swing Line Lender's Revolving Credit Commitment, then the Swing Line Lender may, on behalf of the Borrower (which hereby irrevocably authorizes and directs the Swing Line Lender to act on its behalf), give a Notice of Revolving Borrowing to the Lenders (including the Swing Line Lender) to make Base Rate Loans in an amount equal to the unpaid principal amount of any Swing Line Loan. Each Lender will make the proceeds of its Base Rate Loan included in such Borrowing available to the Agent for the account of the Swing Line Lender in accordance with Section 4.2, which will be used solely for the repayment of such Swing Line Loan.

(b) If for any reason a Base Rate Borrowing may not be (as determined in the sole discretion of the Agent), or is not, made in accordance with the foregoing provisions, then each Lender (other than the Swing Line Lender) shall purchase an undivided participating interest in such Swing Line Loan in an amount equal to its Applicable Commitment Percentage thereof on the date that such Base Rate Borrowing should have occurred. On the date of such required purchase, each Lender shall promptly transfer, in immediately available funds, the amount of its participating interest to the Agent for the account of the Swing Line Lender. If such Swing Line Loan bears interest at a rate other than the Base Rate, such Swing Line Loan shall automatically become a Base Rate Loan on the effective date of any such participation and interest shall become payable on demand.

(c) Each Lender's obligation to make a Base Rate Loan pursuant to Section 3.4(a) or to purchase the participating interests pursuant to Section 3.4(b) shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation (i) any setoff, counterclaim, recoupment, defense or other right that such Lender or any other Person may have or claim against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (ii) the existence of a Default or an Event of Default or the termination of any Lender's Revolving Credit Commitment, (iii) the existence (or alleged existence) of any event or condition which has had or could reasonably be expected to have a Materially Adverse Effect, (iv) any breach of this Agreement or any other Credit Document by the Borrower or any Restricted Subsidiary, the Agent or any Lender or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided, however, that a Lender shall not have any obligation to make a Base Rate Loan pursuant to Section 3.4(a) or to purchase the participating interests pursuant to Section 3.4(b) if prior to the making of such Swing Line Loan, (i) an Event to Default shall be in existence, (ii) the Borrower shall have delivered written notice to the Swing Line Lender stating that an Event of Default is in existence and (iii) such Lender shall have delivered written notice to the Swing Line Lender indicating that such Lender shall not have any obligation to make a Base Rate Loan pursuant to Section 3.4(a) or to purchase the participating interests pursuant to Section 3.4(b) for such Swing Line Loan. If such amount is not in fact made available to the Swing Line Lender by any Lender in violation of this
Section 3.4(c), the Swing Line Lender shall be entitled to recover such amount on demand from such Lender, together with accrued interest thereon for each day from the date of demand thereof at the Federal Funds Rate. Until such time as such Lender makes its required payment, the Swing Line Lender shall be deemed to continue to have outstanding Swing Line Loans in the amount of the unpaid participation for all purposes of the Credit Documents. In addition, such Lender shall be deemed to have assigned any and all payments made of principal and interest on its Loans and any other amounts due to it hereunder, to the Swing Line Lender to fund the amount of such Lender's participation interest in such Swing Line Loans that such Lender failed to fund pursuant to this Section, until such amount has been purchased in full.

ARTICLE 4.  GENERAL LOAN TERMS

SECTION 4.1. FUNDING NOTICES.

(a)      (i)      Whenever Borrower desires to make a Borrowing of Revolving
Loans with respect to the Revolving Credit Commitments (other than one resulting from a conversion or continuation pursuant to Section 4.1.(b)), it shall give the Agent prior written notice (or telephonic notice promptly confirmed in writing) of such Borrowing substantially in the form attached as Exhibit "D" attached hereto (a "Notice of Revolving Borrowing"), such Notice of Revolving Borrowing to be given at Agent's Payment Office (x) prior to 11:00 A.M. (local time for the Agent) on the Business Day which is the requested date of such Borrowing in the case of Base Rate Advances, and (y) prior to 12:00 noon (local time for the Agent) three Business Days prior to the requested date of such Borrowing in the case of Eurodollar Advances. Notices received after 12:00 noon shall be deemed received on the next Business Day. Each Notice of Revolving Borrowing shall be irrevocable and shall specify the aggregate principal amount of the Borrowing, the date of Borrowing (which shall be a Business Day), and whether the Borrowing is to consist of Base Rate Advances or Eurodollar Advances and (in the case of Eurodollar Advances) the Interest Period to be applicable thereto.

         (ii) Whenever Borrower desires to obtain a Swing Line Loan under the Swing Line Facility, it shall give the Swing Line Lender prior written notice (or telephonic notice promptly confirmed in writing) of such Swing Line Loan substantially in the form attached as Exhibit "E" hereto (a "Notice of Swing Line Borrowing"), (x) prior to 12:00 Noon (local time for the Swing Line Lender) on the Business Day which is the requested date of such Swing Line Loan in the case of Base Rate Advances and (y) prior to 10:30 a.m. (local time for the Swing Line Lender) on the Business Day which is the requested date of such Swing Line Loan in the case of Offered Rate Advances. Each Notice of Swing Line Borrowing shall be irrevocable and shall specify: (i) the principal amount of such Swing Line Loan, (ii) the date of such Swing Line Loan (which shall be a Business Day) and (iii) the account of the Borrower to which the proceeds of such Swing Line Loan should be credited. The Agent will promptly advise the Swing Line Lender of each Notice of Swing Line Borrowing. Each Swing Line Loan shall accrue interest at the Base Rate or at the Offered Rate as agreed between the Borrower and the Swing Line Lender and shall have an Interest Period as agreed between the Borrower and the Swing Line Lender but in any event shall not have an Interest Period exceeding 7 days.

(b) Whenever Borrower desires to convert all or a portion of an outstanding Borrowing under the Revolving Credit Commitments consisting of Base Rate Advances into a Borrowing consisting of Eurodollar Advances, or to continue outstanding a Borrowing consisting of Eurodollar Advances for a new Interest Period, it shall give the Agent at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each such Borrowing to be converted into or continued as Eurodollar Advances. Such notice, to be in substantially the form of Exhibit "F" attached hereto (a "Notice of Conversion/Continuation"), shall be given prior to 12:00 noon (local time for the Agent) on the date specified at the Payment Office of the Agent. Each such Notice of Conversion/Continuation shall be irrevocable and shall specify the aggregate principal amount of the Advances to be converted or continued, the date of such conversion or continuation and the Interest Period to be applicable thereto. If, upon the expiration of any Interest Period in respect of any Borrowing consisting of Eurodollar Advances, Borrower shall have failed to deliver the Notice of Conversion/Continuation, Borrower shall be deemed to have elected to convert or continue such Borrowing to a Borrowing consisting of Base Rate Advances. So long as any Executive Officer of Borrower has knowledge that any Default or Event of Default shall have occurred and be continuing, no Borrowing may be converted into or continued as (upon expiration of the current Interest Period) Eurodollar Advances unless the Agent and each of the Lenders shall have otherwise consented in writing. No conversion of any Borrowing of Eurodollar Advances shall be permitted except on the last day of the Interest Period in respect thereof.

         (c) Without in any way limiting Borrower's obligation to confirm in writing any telephonic notice, the Agent and the Swing Line Lender may act without liability upon the basis of telephonic notice believed by the Agent or the Swing Line Lender, as the case may be, in good faith to be from Borrower prior to receipt of written confirmation. In each such case, Borrower hereby waives the right to dispute the Agent's or the Swing Line Lender's, as the case may be, record of the terms of such telephonic notice.

         (d) The Agent shall promptly give each Lender notice by telephone (confirmed in writing) or by telecopy or facsimile transmission of the matters covered by the notices given to the Agent pursuant to this Section 4.1. with respect to the Revolving Credit Commitments.

SECTION 4.2. DISBURSEMENT OF FUNDS.

(a) No later than 12:00 noon (local time for the Agent) in the case of a Borrowing consisting of Eurodollar Advances and no later than 2:00 p.m. (local time for the Agent) in the case of a Borrowing consisting of Base Rate Advances on the date of each Borrowing pursuant to the Revolving Credit Commitments (other than one resulting from a conversion or continuation pursuant to Section 4.1.(b)), each Lender will make available its Applicable Commitment Percentage of the amount of such Borrowing in immediately available funds at the Payment Office of the Agent. The Agent will make available to Borrower the aggregate of the amounts (if any) so made available by the Lenders to the Agent in a timely manner by crediting such amounts to Borrower's demand deposit account maintained with the Agent or at Borrower's option, by effecting a wire transfer of such amounts to Borrower's account specified by the Borrower, by the close of business on such Business Day. In the event that the Lenders do not make such amounts available to the Agent by the time prescribed above, but such amount is received later that day, such amount may be credited to Borrower in the manner described in the preceding sentence on the next Business Day (with interest on such amount to begin accruing hereunder on such next Business Day).

(b) No later than 2:00 p.m. (local time for the Swing Line Lender) on the date of each Swing Line Loan, the Swing Line Lender shall make available to Borrower the requested Swing Line Loan by crediting such amounts to Borrower's demand deposit account maintained with the Agent or at Borrower's option, by effecting a wire transfer of such amounts to Borrower's account specified by the Borrower, by the close of business on such Business Day.

(c) Unless the Agent shall have been notified by any Lender prior to the date of a Borrowing that such Lender does not intend to make available to the Agent such Lender's portion of the Borrowing to be made on such date, the Agent may assume that such Lender has made such amount available to the Agent on such date and the Agent may make available to Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Lender on the date of Borrowing, the Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest at the Federal Funds Rate. If such Lender does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify Borrower, and Borrower shall immediately pay such corresponding amount to the Agent together with interest at the rate specified for the Borrowing which includes such amount paid and any amounts due under Section 4.13. hereof. Nothing in this subsection shall be deemed to relieve any Lender from its obligation to fund its Commitments hereunder or to prejudice any rights which Borrower may have against any Lender as a result of any default by such Lender hereunder.

(d) All Borrowings under the Revolving Credit Commitments shall be loaned by the Lenders on the basis of their Applicable Commitment Percentage on the date of such Borrowing. No Lender shall be responsible for any default by any other Lender in its obligations hereunder, and each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fund its Commitment hereunder.

SECTION  4.3. INTEREST.

(a) Borrower agrees to pay interest in respect of all unpaid principal amounts of the Revolving Loans from the respective dates such principal amounts were advanced to maturity (whether by acceleration, notice of prepayment or otherwise) at rates per annum equal to the applicable rates indicated below:

         (i) For Base Rate Advances--The Base Rate in effect from time to time; and

         (ii) For Eurodollar Advances--The relevant Adjusted LIBO Rate plus the Applicable Margin.

(b) Borrower agrees to pay interest in respect of all unpaid principal amounts of the Swing Line Loans made to Borrower from the respective dates such principal amounts were advanced to maturity (whether by acceleration, notice of prepayment or otherwise) at rates per annum equal to the applicable rates indicated below:

         (i) For Base Rate Advances--The Base Rate in effect on each day that the Swing Line Loan is outstanding; and

         (iii)    For Offered Rate Advances--The relevant Offered Rate.

(c) After the occurrence and during the continuation of an Event of Default, the Obligations, shall bear interest from the date of such Event of
Default:

         (i) in the case of all Loans outstanding as Eurodollar Advances, at the greater of (A) the rate otherwise applicable for the then-current Interest Period plus an additional two percent (2.0%) per annum or (B) the rate in effect for Base Rate Advances plus an additional two percent (2.0%) per annum; and

         (ii) in the case of all other Loans outstanding as Base Rate Advances or Offered Rate Advances, and all other Obligations hereunder (other than Loans), at a rate equal to the Base Rate plus an additional two percent (2.0%) per annum.

         All interest due under this clause (c) shall be payable upon demand.

(d) Interest on each Loan shall accrue from and including the date of such Loan to but excluding the date of any repayment thereof; provided that, if a Loan is repaid on the same day made, one day's interest shall be paid on such Loan. Interest on all outstanding Base Rate Advances and Offered Rate Advances shall be payable quarterly in arrears on the last day of each calendar quarter, except that the first payment shall be due and payable on September 30, 2000. Interest on all outstanding Eurodollar Advances shall be payable on the last day of each Interest Period applicable thereto, and, in the case of Eurodollar Advances having an Interest Period in excess of three months, on each three month anniversary of the initial date of such Interest Period. Interest on all Loans shall be payable on any conversion of any Advances comprising such Loans into Advances of another Type (other than in connection with the conversion from a Base Rate Loan), prepayment (on the amount prepaid), at maturity (whether by acceleration, notice of prepayment or otherwise) and, after maturity, on demand.

(e) The Agent shall promptly notify the Borrower and the other Lenders by telephone (confirmed in writing) or in writing, upon determining the Adjusted LIBO Rate for any Interest Period. Any such determination shall, absent manifest error, be final, conclusive and binding for all purposes.

SECTION 4.4. INTEREST PERIODS; MAXIMUM NUMBER OF BORROWINGS.

(a) In connection with the making or continuation of, or conversion into, each Borrowing of Eurodollar Advances, Borrower shall select an Interest Period to be applicable to such Eurodollar Advances, which Interest Period shall be either a 1, 2, 3 or 6 month period.

(b) In connection with the submission of each request for an Advance under the Swing Line Facility, the Borrower may select an Interest Period to be applicable to such Advance not to exceed 7 days.

(c)      Notwithstanding paragraphs (a) and (b) of this Section 4.4.:

         (i) The initial Interest Period for any Borrowing of Eurodollar Advances or Offered Rate Advances shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing consisting of Base Rate Advances) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

         (ii) If any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period in respect of Eurodollar Advances would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

         (iii) Any Interest Period in respect of Eurodollar Advances which begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall, subject to part (iv) below, expire on the last Business Day of such calendar month; and

         (iv) No Interest Period with respect to the Loans shall extend beyond the Maturity Date.

(d) At no time shall the combined number of Borrowings outstanding under Articles 2. and 3. exceed eight (8); provided that, for the purpose of determining the number of Borrowings outstanding and the minimum amount for Borrowings resulting from conversions or continuations, all Swing Line Loans comprised of Base Rate Advances shall be considered as one Borrowing, all Swing Line Loans comprised of Offered Rate Advances shall be considered as one Borrowing, and all Revolving Loans comprised of Base Rate Advances shall be considered as one Borrowing.

SECTION 4.5. FEES.

(a) Borrower shall pay to the Agent, for the ratable benefit of each Lender based upon its respective Applicable Commitment Percentage, a facility fee (the "Facility Fee") for the period commencing on the Closing Date to and including the Maturity Date, payable quarterly in arrears on the last day of each calendar quarter, except that the first payment shall be due and payable on September 30, 2000, and on the Maturity Date, equal to the Facility Fee Percentage multiplied by the average daily amount of the Revolving Credit Commitments, whether or not utilized.

(b) Borrower shall pay to the Agent and SunTrust Equitable Securities Corporation the amounts and on the dates agreed to in the Fee Letter.

SECTION 4.6. EFFECTIVE DATE FOR ADJUSTMENT TO FACILITY FEE PERCENTAGE AND APPLICABLE MARGIN.

The Facility Fee Percentage and Applicable Margin (collectively "Applicable Percentages") shall be determined and adjusted quarterly on the date that is two Business Days after the date on which the Borrower provides the officer's certificate in accordance with the provisions of Section 7.7.(d) (each a "Calculation Date"); provided, however that (i) the Applicable Percentages from the Closing Date until the first Calculation Date subsequent to June 30, 2000 shall be at Level V (as set forth in Schedule 1.01(a)) , and, thereafter, such level shall be determined by the then current ratio of Total Funded Debt to EBITDA, and (ii) if the Borrower fails to provide the officer's certificate to the Agent by the date such certificate is required to be delivered under Section 7.7(d), the Applicable Percentages from such date shall be at Level VI until such time as an appropriate officer's certificate is provided, whereupon the level shall be determined by the then current ratio of Total Funded Debt to EBITDA. Except as set forth above, each Applicable Percentage shall be effective from one Calculation Date until the next Calculation Date.

SECTION 4.7. VOLUNTARY PREPAYMENTS OF BORROWINGS.

(a) Borrower may, at its option, prepay Borrowings of Swing Line Loans at any time in whole, or from time to time in part, in amounts aggregating $500,000 or any greater integral multiple of $100,000, by paying the principal amount to be prepaid together with interest accrued and unpaid thereon to the date of prepayment. Borrower may, at its option, prepay Borrowings of Revolving Loans consisting of Base Rate Advances at any time in whole, or from time to time in part, in amounts aggregating $1,000,000 or any greater integral multiple of $100,000, by paying the principal amount to be prepaid together with interest accrued and unpaid thereon to the date of prepayment. Borrowings consisting of Eurodollar Advances may be prepaid, at Borrower's option, in whole, or from time to time in part, in amounts aggregating $5,000,000 or an integral multiple of $1,000,000 (except that no partial prepayment may be made if the remaining principal amount outstanding of such Eurodollar Advance which comprises a Revolving Loan would be less than $5,000,000), by paying the principal amount to be prepaid, together with interest accrued and unpaid thereon to the date of prepayment, and all compensation payments pursuant to Section 4.13. if such prepayment is made on a date other than the last day of an Interest Period applicable thereto. Each such optional prepayment shall be applied in accordance with Section 4.7.(c) below.

(b) Borrower shall give written notice (or telephonic notice confirmed in writing) to the Agent or the Swing Line Lender, as applicable, of any intended prepayment of the Revolving Loans (i) by 11:00 A.M. (local time for the Agent) on the Business Day of any prepayment of Base Rate Advances or Offered Rate Advances and (ii) not less than three Business Days prior to any prepayment of Eurodollar Advances. Such notice, once given, shall be irrevocable. Upon receipt of such notice of prepayment pursuant to the first sentence of this paragraph
(b) with respect to any prepayment of Revolving Loans, the Agent shall promptly (and in any event by the same time on the next succeeding Business Day as such notice is received) notify each Lender of the contents of such notice and of such Lender's Applicable Commitment Percentage of each Revolving Loan subject to such prepayment.

(c) Borrower, when providing notice of prepayment pursuant to Section 4.7.(b), may designate the Types of Advances and the specific Borrowing or Borrowings which are to be prepaid, provided that (i) if any prepayment of Eurodollar Advances made pursuant to a single Borrowing of the Revolving Loans shall reduce the outstanding Advances made pursuant to such Borrowing to an amount less than $5,000,000, such Borrowing shall immediately be converted into Base Rate Advances; and (ii) each prepayment made pursuant to a single Borrowing shall be applied pro rata among the Loans comprising such Borrowing. All voluntary prepayments shall be applied to the payment of interest then due and owing before application to principal.

SECTION 4.8. MANNER OF PAYMENT, CALCULATION OF INTEREST, TAXES

(a) (i) Except as otherwise specifically provided herein, all payments under this Agreement and the other Credit Documents, other than the payments specified in clause (ii) below, shall be made without defense, set-off or counterclaim to the Agent not later than 12:00 noon (local time for the Agent) on the date when due and shall be made in Dollars in immediately available funds at the Agent's Payment Office.

         (ii) All payments under this Agreement with respect to the Swing Line Loans, including the Swing Line Facility Fee, shall be made without defense, set-off or counterclaim to the Swing Line Lender not later than 12:00 noon (local time for the Swing Line Lender) on the date when due and shall be made in Dollars in immediately available funds at the Swing Line Lender's Payment Office.

(b) (i) All such payments shall be made free and clear of and without deduction or withholding for any Taxes in respect of this Agreement, the Notes or other Credit Documents, (but excluding, except as provided in paragraph (iii) hereof, in the case of each Lender, taxes imposed on or measured by its net income, and franchise taxes and branch profit taxes imposed on it (A) by the jurisdiction under the laws of which such Lender is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on or measured by its net income, and franchise taxes and branch profit taxes imposed on it, by the jurisdiction of such Lender's appropriate Lending Office or any political subdivision thereof, and (B) by a jurisdiction in which any payments are to be made by any Borrower hereunder, other than the United States of America, or any political subdivision of any thereof, and that would not have been imposed but for the existence of a connection between such Lender and the jurisdiction imposing such taxes, other than a connection arising as a result of this Agreement or the transactions contemplated by this Agreement, except in the case of taxes described in this clause (B), to the extent such taxes are imposed as a result of a change in the law or regulations of any jurisdiction or any applicable treaty or regulations or in the official interpretation of any such law, treaty or regulations by any government authority charged with the interpretation or administration thereof after the date of this Agreement). If any such Taxes are so levied or imposed, Borrower agrees (A) to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every net payment of all amounts due hereunder and under the Notes and other Credit Documents, after withholding or deduction for or on account of any such Taxes (including additional sums payable under this Section 4.8.), will not be less than the full amount provided for herein had no such deduction or withholding been required, (B) to make such withholding or deduction and (C) to pay the full amount deducted to the relevant authority in accordance with applicable law. Borrower will furnish to the Agent and each Lender, within 30 days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by Borrower. Borrower will indemnify and hold harmless the Agent and each Lender and reimburse the Agent and each Lender upon written request for the amount of any such Taxes so levied or imposed and paid by the Agent or Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or illegally asserted. A certificate as to the amount of such payment by such Lender or the Agent, absent manifest error, shall be final, conclusive and binding for all purposes.

(ii) Each Lender that is organized under the laws of any jurisdiction other than the United States of America or any State thereof (including the District of Columbia) agrees to furnish to Borrower and the Agent, prior to the time it becomes a Lender hereunder, two copies of either U.S. Internal Revenue Service Form W-8ECI or U.S. Internal Revenue Service Form W-8BEN or any successor forms thereto (wherein such Lender claims entitlement to complete exemption from U.S. Federal withholding tax on interest paid by Borrower hereunder) and to provide to Borrower and the Agent a new Form W-8ECI or Form W-8BEN or any successor forms thereto if any previously delivered form is found to be incomplete or incorrect in any material respect or upon the obsolescence of any previously delivered form; provided, however, that no Lender shall be required to furnish a form under this paragraph (ii) after the date that it becomes a Lender hereunder if it is not entitled to claim an exemption from withholding under applicable law.

(iii) Borrower shall also reimburse the Agent and each Lender, upon written request, for any Taxes imposed (including, without limitation, Taxes imposed on the overall net income of the Agent or Lender or its applicable Lending Office pursuant to the laws of the jurisdiction in which the principal executive office or the applicable Lending Office of the Agent or Lender is located) as the Agent or Lender shall determine are payable by the Agent or Lender in respect of amounts paid by or on behalf of Borrower to or on behalf of the Agent or Lender pursuant to paragraph (i) hereof.

(iv) In addition to the documents to be furnished pursuant to Section 4.8(b)(ii), each Lender shall, promptly upon the reasonable written request of the Borrower to that effect, deliver to the Borrower such other accurate and complete forms or similar documentation as such Lender is legally able to provide and as may be required from time to time by any applicable law, treaty, rule or regulation or any jurisdiction in order to establish such Lender's tax status for withholding purposed or as may otherwise be appropriate to eliminate or minimize any Taxes on payments under this Agreement or the Notes.

(v) The Borrower shall not be required to pay any amounts pursuant to Section 4.8(b)(i) or (iii) to any Lender for the account of any Lending Officer of such Lender in respect of any United States withholding taxes payable hereunder (and the Borrower, if required by law to do so, shall be entitled to withhold such amounts and pay such amounts to the United States Government) if the obligation to pay such additional amounts would not have arisen but for a failure by such Lender to comply with its obligations under Section 4.8(b)(ii), and such Lender shall not be entitled to exemption from deduction or withholding of United Stated Federal income tax in respect of the payment of such sum by the Borrower hereunder for the account of such Lending Office for, in each case, any reason other than a change in United States law or regulations by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date such Lender became a Lender hereunder.

(vi) Within sixty (60) days of the written request of the Borrower, each Lender shall execute and deliver such certificates, forms or other documents, which can be reasonably furnished consistent with the facts and which are reasonably necessary to assist in applying for refunds of Taxes remitted hereunder.

(vii) To the extent that the payment of any Lender's Taxes by the Borrower gives rise from time to time to a Tax Benefit (as hereinafter defined) to such Lender in any jurisdiction other than the jurisdiction which imposed such Taxes, such Lender shall pay to the Borrower the amount of each such Tax Benefit so recognized or received. The amount of each Tax Benefit and, therefore, payment to the Borrower will be determined from time to time by the relevant Lender in its sole discretion, which determination shall be binding and conclusive on all parties hereto. Each such payment will be due and payable by such Lender to the Borrower within a reasonable time after the filing of the income tax return in which such Tax Benefit is recognized or, in the case of any tax refund, after the refund is received; provided, however, if at any time thereafter such Lender is required to rescind such Tax Benefit or such Tax Benefit is otherwise disallowed or nullified, the Borrower shall promptly, after notice thereof from such Lender, repay to Lender the amount of such Tax Benefit previously paid to the Borrower and rescinded, disallowed or nullified. For purposed of this section, "Tax Benefit" shall mean the amount by which any Lender's income tax liability for the taxable period in question is reduced below what would have been payable had the Borrower not been required to pay the Lender's Taxes. In case of any dispute with respect to the amount of any payment the Borrower shall have no right to any offset or withholding of payments with respect to future payments due to any Lender under this Agreement or the Notes.

(c) Subject to Section 4.4.(c)(ii), whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the applicable rate during such extension.

(d) All computations of interest on Eurodollar Advances and fees shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable (to the extent computed on the basis of days elapsed). All computations of interest on Base Rate Advances and Offered Rate Advances shall be made on the basis of a year of 365 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable (to the extent computed on the basis of days elapsed). Interest on Base Rate Advances shall be calculated based on the Base Rate from and including the date of such Loan to but excluding the date of the repayment or conversion thereof. Interest on Eurodollar Advances and Offered Rate Advances shall be calculated as to each Interest Period from and including the first day thereof to but excluding the last day thereof. Each determination by the Agent of an interest rate or fee hereunder shall be made in good faith and, except for manifest error, shall be final, conclusive and binding for all purposes.

(e) Payment by the Borrower to the Agent in accordance with the terms of this Agreement shall, as to the Borrower, constitute payment to the Lenders under this Agreement.

SECTION 4.9. INTEREST RATE NOT ASCERTAINABLE, ETC.

In the event that the Agent shall have determined (which determination shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all parties) that on any date for determining the Adjusted LIBO Rate for any Interest Period, by reason of any changes arising after the date of this Agreement affecting the London interbank market, or the Agent's position in such market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Adjusted LIBO Rate, then, and in any such event, the Agent shall forthwith give notice (by telephone confirmed in writing) to Borrower and to the Lenders, of such determination and a summary of the basis for such determination. Until the Agent notifies Borrower that the circumstances giving rise to the suspension described herein no longer exist, the obligations of the Lenders to make or permit portions of the Revolving Loans to remain outstanding past the last day of the then current Interest Periods as Eurodollar Advances shall be suspended, and such affected Advances shall bear the same interest as Base

Rate Advances. Nothing set forth in this Section 4.9. shall prohibit the Borrower from utilizing the provisions herein relating to Offered Rate Advances.

SECTION 4.10. ILLEGALITY.

(a) In the event that any Lender shall have determined (which determination shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all parties) at any time that the making or continuance of any Eurodollar Advance has become unlawful by compliance by such Lender in good faith with any applicable law, governmental rule, regulation, guideline or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, in any such event, the Lender shall give prompt notice (by telephone confirmed in writing) to Borrower and to the Agent of such determination and a summary of the basis for such determination (which notice the Agent shall promptly transmit to the other Lenders).

(b) Upon the giving of the notice to Borrower referred to in subsection (a) above, (i) Borrower's right to request and such Lender's obligation to make Eurodollar Advances shall be immediately suspended, and such Lender shall make an Advance as part of the requested Borrowing of Eurodollar Advances as a Base Rate Advance, which Base Rate Advance, as the case may be, shall, for all other purposes, be considered part of such Borrowing, and (ii) if the affected Eurodollar Advance or Advances are then outstanding, Borrower shall immediately, or if permitted by applicable law, no later than the date permitted thereby, upon at least one Business Day's written notice to the Agent and the affected Lender, convert each such Advance into a Base Rate Advance or Advances, provided that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 4.10.(b).

SECTION 4.11. INCREASED COSTS.

(a) If, by reason of (x) after the date hereof, the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation, or (y) the compliance with any guideline or request from any central bank or other governmental authority or quasi-governmental authority exercising control over banks or financial institutions generally (whether or not having the force of law):

         (i) any Lender (or its applicable Lending Office) shall be subject to any tax, duty or other charge with respect to its Eurodollar Advances, or its obligation to make such Advances, or the basis of taxation of payments to any Lender of the principal of or interest on its Eurodollar Advances or its obligation to make Eurodollar Advances shall have changed (except for changes in the tax on the overall net income of such Lender or its applicable Lending Office imposed by the jurisdiction in which such Lender's principal executive office or applicable Lending Office is located); or

         (ii) any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender's applicable Lending Office shall be imposed or deemed applicable or any other condition affecting its Eurodollar Advances or its obligation to make Eurodollar Advances shall be imposed on any Lender or its applicable Lending Office or the London interbank market;

and as a result thereof there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Advances (except to the extent already included in the determination of the applicable Adjusted LIBO Rate for Eurodollar Advances) or its obligation to make Eurodollar Advances, or there shall be a reduction in the amount received or receivable by such Lender or its applicable Lending Office, then Borrower shall from time to time (subject, in the case of certain Taxes, to the applicable provisions of Section 4.8.(b)), upon written notice from and demand by such Lender to Borrower (with a copy of such notice and demand to the Agent), pay to the Agent for the account of such

Lender within ten (10) Business Days after the date of such notice and demand, additional amounts sufficient to indemnify such Lender against such increased cost. A certificate as to the amount of such increased cost, submitted to Borrower and the Agent by such Lender in good faith and accompanied by a statement prepared by such Lender describing in reasonable detail the basis for and calculation of such increased cost, shall, except for manifest error, be final, conclusive and binding for all purposes.

(b) If any Lender shall advise the Agent that at any time, because of the circumstances described in clauses (x) or (y) in Section 4.11.(a) or any other circumstances beyond such Lender's reasonable control arising after the date of this Agreement affecting such Lender or the London interbank market or such Lender's position in such market, the Adjusted LIBO Rate as determined by the Agent will not adequately and fairly reflect the cost to such Lender of funding its Eurodollar Advances, then, and in any such event:

         (i) the Agent shall forthwith give notice (by telephone confirmed in writing) to Borrower and to the other Lenders of such advice;

         (ii) Borrower's right to request and such Lender's obligation to make or permit portions of the Loans to remain outstanding past the last day of the then current Interest Periods as Eurodollar Advances shall be immediately suspended; and

         (iii) in the event the affected Loan is a Revolving Loan, such Lender shall make a Loan as part of the requested Borrowing under the Revolving Loan Commitments of Eurodollar Advances as a Base Rate Advance, which such Base Rate Advance shall, for all other purposes, be considered part of such Borrowing.

SECTION 4.12. LENDING OFFICES.

(a) Each Lender agrees that, if requested by Borrower, it will use reasonable efforts (subject to overall policy considerations of such Lender) to designate an alternate Lending Office with respect to any of its Eurodollar Advances, affected by the matters or circumstances described in Sections 4.8.(b), 4.9., 4.10., 4.11. or 4.17. to reduce the liability of Borrower or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as reasonably determined by such Lender, which determination shall be conclusive and binding on all parties hereto. Nothing in this Section 4.12. shall affect or postpone any of the obligations of Borrower or any right of any Lender provided hereunder.

(b) If any Lender that is organized under the laws of any jurisdiction other than the United States of America or any State thereof (including the District of Columbia) issues a public announcement with respect to the closing of its lending offices in the United States such that any withholdings or deductions and additional payments with respect to Taxes may be required to be made by Borrower thereafter pursuant to Section 4.8.(b), such Lender shall use reasonable efforts to furnish Borrower notice thereof as soon as practicable thereafter; provided, however, that no delay or failure to furnish such notice shall in any event release or discharge Borrower from its obligations to such Lender pursuant to Section 4.8.(b) or otherwise result in any liability of such Lender.

SECTION 4.13. FUNDING LOSSES.

Borrower shall compensate each Lender, upon its written request to Borrower (which request shall set forth the basis for requesting such amounts in reasonable detail and which request shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all of the parties hereto), for all actual losses, expenses and liabilities (including, without limitation, any interest paid by such Lender to lenders of funds borrowed by it to make or carry its Eurodollar Advances to the extent not recovered by such Lender in connection with the re-employment of such funds but excluding loss of anticipated profits), which the Lender may sustain: (i) if for any reason (other than a default by such Lender) a borrowing of, or conversion to or continuation of, Eurodollar Advances to Borrower does not occur on the date specified therefor in a Notice of Borrowing, Notice of Swing Line Borrowing, or Notice of Conversion/Continuation (whether or not withdrawn), (ii) if any repayment (including mandatory prepayments and any conversions pursuant to Section 4.10.(b)) of any Eurodollar Advances to Borrower occurs on a date which is not the last day of an Interest Period applicable thereto, or (iii), if, for any reason, Borrower defaults in its obligation to repay its Eurodollar Advances when required by the terms of this Agreement.

SECTION 4.14. ASSUMPTIONS CONCERNING FUNDING OF EURODOLLAR ADVANCES.

Calculation of all amounts payable to a Lender under this Article 4. shall be made as though that Lender had actually funded its relevant Eurodollar Advances through the purchase of deposits in the relevant market bearing interest at the rate applicable to such Eurodollar Advances in an amount equal to the amount of the Eurodollar Advances and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar Advances from an offshore office of that Lender to a domestic office of that Lender in the United States of America; provided, however, that each Lender may fund each of its Eurodollar Advances in any manner it sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this Article 4.

SECTION  4.15. APPORTIONMENT OF PAYMENTS.

Aggregate principal and interest payments in respect of Loans and payments in respect of facility fees shall be apportioned among all outstanding Commitments and Loans to which such payments relate, proportionately to the Lenders' respective pro rata portions of such Commitments and outstanding Loans. The Agent shall promptly distribute to each Lender at its payment office specified by any Lender its share of all such payments received by the Agent on the same Business Day as such payment is deemed to be received by the Agent.

SECTION 4.16. SHARING OF PAYMENTS, ETC.

         If any Lender shall obtain any payment or reduction (including, without limitation, any amounts received as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code) of the Obligations (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Applicable Commitment Percentage of payments or reductions on account of such Obligations obtained by all the Lenders, such Lender shall forthwith (i) notify each of the other Lenders and Agent of such receipt, and (ii) purchase from the other Lenders such participations in the affected Obligations as shall be necessary to cause such purchasing Lender to share the excess payment or reduction, net of costs incurred in connection therewith, ratably with each of them, provided that if all or any portion of such excess payment or reduction is thereafter recovered from such purchasing Lender or additional costs are incurred, the purchase shall be rescinded and the purchase price restored to the extent of such recovery or such additional costs, but without interest unless the Lender obligated to return such funds is required to pay interest on such funds. Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 4.16. may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation. Any payment received by the Agent or any Lender following the occurrence and during the continuation of an Event of Default shall be distributed pro rata amongst the Lenders based upon the percentage obtained by dividing the Obligations owing to each Lender by the total amount of Obligations on the date of receipt of such payment, with such amounts to be applied to the outstanding Obligations in accordance with the terms of this Agreement.

SECTION 4.17. CAPITAL ADEQUACY.

Without limiting any other provision of this Agreement, in the event that any Lender shall have determined that any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy not currently in effect or fully applicable as of the Closing Date, or any change therein or in the interpretation or application thereof after the Closing Date, or compliance by such Lender with any request or directive regarding capital adequacy not currently in effect or fully applicable as of the Closing

Date (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from a central bank or governmental authority or body having jurisdiction, does or shall have the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such law, treaty, rule, regulation, guideline or order, or such change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then within ten (10) Business Days after written notice and demand by such Lender (with copies thereof to the Agent), Borrower shall from time to time pay to such Lender additional amounts sufficient to compensate such Lender for such reduction (but, in the case of outstanding Base Rate Advances, without duplication of any amounts already recovered by such Lender by reason of an adjustment in the applicable Base Rate). Each certificate as to the amount payable under this Section 4.17. (which certificate shall set forth the basis for requesting such amounts in reasonable detail), submitted to Borrower by any Lender in good faith, shall, absent manifest error, be final, conclusive and binding for all purposes.

SECTION 4.18. LIMITATION ON CERTAIN PAYMENT OBLIGATIONS.

(a) Each Lender or the Agent shall make written demand on the Borrower for indemnification or compensation pursuant to Section 4.8.(b) no later than six months after the earlier of (i) the date on which Lender or the Agent makes payment of any such Taxes and (ii) the date on which the relevant taxing authority or other governmental authority makes written demand upon such Lender or Agent for the payment of such Taxes.

(b) Each Lender or Agent shall make written demand on the Borrower for indemnification or compensation pursuant to Section 4.13. no later than six months after the event giving rise to the claim for indemnification or compensation occurs.

(c) Each Lender or the Agent shall make written demand on the Borrower for indemnification or compensation pursuant to Section 4.11. or Section 4.17. no later than six months after such Lender or Agent receives actual notice or obtains actual knowledge of the promulgation of a law, rule, order, interpretation or occurrence of another event giving rise to a claim pursuant to such provisions.

(d) In the event that the Lenders or Agent fail to give the Borrower notice within the time limitations set forth above, the Borrower shall not have any obligation to pay amounts with respect to such claims accrued prior to six months preceding any written demand therefor.

ARTICLE 5. CONDITIONS TO BORROWINGS

The obligation of each Lender to make Advances to Borrower is subject to the satisfaction of the following conditions:

SECTION 5.1. CONDITIONS PRECEDENT TO INITIAL LOANS.

At the time of the making of the initial Loans hereunder on the Closing Date, all obligations of Borrower hereunder incurred prior to the initial Loans (including, without limitation, Borrower's obligations to reimburse the reasonable fees and expenses of counsel to the Agent and any fees and expenses payable to the Agent as previously agreed with Borrower), shall have been paid in full, and the Agent shall have received the following, in form and substance reasonably satisfactory in all respects to the Agent:

(a)      the duly executed counterparts of this Agreement;

(b) the duly completed Revolving Credit Notes evidencing the Revolving Credit Commitments and the duly completed Swing Line Note evidencing the Swing Line Commitment;

(c) the duly executed Subsidiary Guarantee from all Subsidiaries other than Unrestricted Subsidiaries; provided, however, that in lieu of a guaranty from any Restricted Subsidiary which is incorporated under any jurisdiction outside of the United States of America (or any of its territories), the owner of 65% of the capital stock of such Restricted Subsidiary, shall deliver a duly executed Pledge Agreement covering such shares of such non-domestic subsidiary, together with delivery of the original stock certificate evidencing such shares, undated stock powers executed in blank, and such documents shall be accompanied by such other documents as the Agent may reasonably request (including without limitation, certificates of incorporation, incumbency certificates of such entities, articles of incorporation and bylaws, membership operating agreements, opinion letters and appropriate resolutions of the Board of Directors of any such Subsidiary Guarantor);

(d) certificates of the Secretary or Assistant Secretary of the Borrower and the Subsidiary Guarantors attaching and certifying copies of the resolutions of the board of directors of the Borrower or Subsidiary Guarantor, as the case may be, authorizing as applicable the execution, delivery and performance of the Credit Documents;

(e) certificates of the Secretary or an Assistant Secretary of the Borrower and each Subsidiary Guarantor certifying (i) the name, title and true signature of each officer of the Borrower or Subsidiary Guarantor, as the case may be, executing the Credit Documents, and (ii) the bylaws of the Borrower and the Subsidiary Guarantors;

(f) copies of the certificate or articles of incorporation of the Borrower and each of its Restricted Subsidiaries certified by the Secretary or Assistant Secretary of the Borrower or such Restricted Subsidiaries, as appropriate, together with certificates of good standing or existence, as may be available from the Secretary of State of the jurisdiction of incorporation or organization of the Borrower and each of its Restricted Subsidiaries, and each other jurisdiction where the ownership of property or the conduct of its business require the Borrower or its Restricted Subsidiaries to be qualified, except where a failure to be so qualified would not have a Materially Adverse Effect;

(g) certificate of Borrower in substantially the form of Exhibit "G" attached hereto and appropriately completed;

(h) the duly executed Termination Letter, in substantially the form of Exhibit "N" attached hereto, pursuant to which the Prior Agreement is terminated and Borrower instructs the Agent to use the proceeds of Loans hereunder to be applied to satisfy all obligations under the Prior Agreement;

(i) a certificate of Borrower certifying that since March 31, 2000, there shall have been no change which has had or is reasonably likely to have a Materially Adverse Effect;

(j) the favorable opinion of (a) Robert McIntosh, Esquire, corporate counsel to the Borrower and the Subsidiary Guarantors as to certain corporate matters, and (b) King & Spalding, counsel to the

         Borrower and the Subsidiary Guarantors as to certain matters, in the form of Exhibits H-1 and H-2, respectively, in each case addressed to the Agent and each of the Lenders;

(k) copies of all documents and instruments, including all consents, authorizations and filings, required under the articles or certificate of incorporation and bylaws or other organizational or governing documents, under any Requirement of Law or by any material Contractual Obligation of the Borrower and its Restricted Subsidiaries, in connection with the execution, delivery, performance, validity and enforceability of the Credit Documents and the other documents to be executed and delivered hereunder, and such consents, authorizations, filings and orders shall be in full force and effect and all applicable waiting periods shall have expired;

(l) a certificate of insurance issued on behalf of insurers of the Borrower and all Restricted Subsidiaries, describing in reasonable detail the types and amounts of insurance (property and liability) maintained by the Borrower and all Restricted Subsidiaries; and

(m) any other document, opinion or certificate reasonably requested by the Agent or the Required Lenders assuring the Agent and the Lenders that all corporate proceedings and all other legal matters in connection with the authorization, legality, validity and enforceability of the Credit Documents are in form and substance satisfactory to the Lenders.

SECTION 5.2. CONDITIONS TO ALL LOANS.

At the time of the making of all Loans, including the initial Loans hereunder, (before as well as after giving effect to such Loans and to the proposed use of the proceeds thereof), the following conditions shall have been satisfied or shall exist:

(a)      there shall exist no Default or Event of Default;

(b) all representations and warranties by Borrower contained herein shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Loans except to the extent they expressly relate to an earlier date or have been updated to the extent permitted herein;

(c) since the date of the most recent financial statements of the Consolidated Companies described in Section 6.14., there shall have been no change which has had or is reasonably likely to have a Materially Adverse Effect (whether or not any notice with respect to such change has been furnished to the Lenders pursuant to Section 7.7.);

(d) there shall be no action or proceeding instituted or pending before any court or other governmental authority or, to the knowledge of Borrower, threatened (i) which is reasonably likely to have a Materially Adverse Effect, or (ii) seeking to prohibit or restrict one or more of the Borrower's and its Restricted Subsidiaries' right to own or operate any portion of its business or assets, or to compel one or more of the Borrower and its Restricted Subsidiaries to dispose of or hold separate all or any portion of its businesses or assets, where such portion or portions of such business(es) or assets, as the case may be, constitute a Material portion of the total businesses or assets of the Borrower and its Restricted Subsidiaries;

(e) the Loans to be made and the use of proceeds thereof shall not contravene, violate or conflict with, or involve the Agent or any Lender in a violation of, any law, rule, injunction, or regulation, or determination of any court of law or other governmental authority applicable to Borrower; and

(f) the Agent shall have received such other documents or legal opinions as the Agent or any Lender may reasonably request, all in form and substance reasonably satisfactory to the Agent.

Each request for a Borrowing and the acceptance by Borrower of the proceeds thereof shall constitute a representation and warranty by Borrower, as of the date of the Loans comprising such Borrowing, that the applicable conditions specified in Sections 5.1. and 5.2. have been satisfied.

ARTICLE 6. REPRESENTATIONS AND WARRANTIES

Borrower (as to itself and all Restricted Subsidiaries) represents and warrants as follows:

SECTION 6.1. CORPORATE EXISTENCE; COMPLIANCE WITH LAW.

Each of the Borrower and its Restricted Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of the Borrower and its Restricted Subsidiaries (i) has the corporate power and authority and the legal right to own and operate its property and to conduct its business, (ii) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership of property or the conduct of its business requires such qualification, and (iii) is in compliance with all Requirements of Law, where (a) the failure to have such power, authority and legal right as set forth in clause (i), (b) the failure to be so qualified or in good standing as set forth in clause (ii), or (c) the failure to comply with Requirements of Law as set forth in clause (iii), is reasonably likely, in the aggregate, to have a Materially Adverse Effect. The jurisdiction of incorporation or organization, and the ownership of all issued and outstanding capital stock, for each Subsidiary as of the date of this Agreement is accurately described on Schedule
6.1. Schedule 6.1. may be updated from time to time by the Borrower by giving written notice thereof to the Agent.

SECTION 6.2. CORPORATE POWER; AUTHORIZATION.

Each of the Borrower and its Restricted Subsidiaries has the corporate power and authority to make, deliver and perform the Credit Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of such Credit Documents. No consent or authorization of, or filing with, any Person (including, without limitation, any governmental authority), is required in connection with the execution, delivery or performance by the Borrower or its Restricted Subsidiaries, or the validity or enforceability against the Borrower or its Restricted Subsidiaries, of the Credit Documents, other than such consents, authorizations or filings which have been made or obtained.

SECTION 6.3. ENFORCEABLE OBLIGATIONS.

This Agreement has been duly executed and delivered, and each other Credit Document will be duly executed and delivered, by the Borrower and its Restricted Subsidiaries, as applicable, and this Agreement constitutes, and each other Credit Document when executed and delivered will constitute, legal, valid and binding obligations of the Borrower and its Restricted Subsidiaries executing the same, enforceable against such Borrower and its Restricted Subsidiaries in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

SECTION 6.4. NO LEGAL BAR.

The execution, delivery and performance by the Borrower and its Restricted Subsidiaries of the Credit Documents will not violate their articles or certificate of incorporation, bylaws or other organizational or governing documents or any Requirement of Law or cause a breach or default under any of their respective Material Contractual Obligations.

SECTION 6.5. NO MATERIAL LITIGATION.

Except as set forth on Schedule 6.5., no litigation, investigation or proceeding of or before any court, tribunal, arbitrator or governmental authority is pending or, to the knowledge of any Executive Officer of the Borrower, threatened by or against any of the Borrower and its Restricted Subsidiaries, or against any of their respective properties or revenues, existing or future (a) with respect to any Credit Document, or any of the transactions contemplated hereby or thereby, or (b) which, if adversely determined, is reasonably likely to have a Materially Adverse Effect.

SECTION 6.6. INVESTMENT COMPANY ACT, ETC.

Neither the Company nor any of its Restricted Subsidiaries is an "investment company" or a company "controlled" by an "investment company" (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended). Neither the Company nor any of its Restricted Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any foreign, federal or local statute or regulation limiting its ability to incur indebtedness for money borrowed, guarantee such indebtedness, or pledge its assets to secure such indebtedness, as contemplated hereby or by any other Credit Document.

SECTION 6.7. MARGIN REGULATIONS.

No part of the proceeds of any of the Loans will be used to purchase or carry any "margin stock" (within the meaning of the Margin Regulations) or extend credit to others for such purposes or for any other purpose which violates, or which would be inconsistent or not in compliance with, the provisions of the applicable Margin Regulations.

SECTION 6.8. COMPLIANCE WITH ENVIRONMENTAL LAWS.

(a) The Borrower and its Restricted Subsidiaries have received no notices of claims or potential liability under, and are in compliance with, all applicable Environmental Laws, where such claims and liabilities under, and failures to comply with, such statutes, regulations, rules, ordinances, laws or licenses, is reasonably likely to result in penalties, fines, claims or other liabilities to the Borrower and its Restricted Subsidiaries in amounts that would have a Materially Adverse Effect, either individually or in the aggregate (including any such penalties, fines, claims, or liabilities relating to the matters set forth on Schedules 6.8.(b) and (c)), except as set forth on Schedule 6.8.(a)).

(b) Except as set forth on Schedule 6.8.(b), none of the Borrower and its Restricted Subsidiaries has received any notice of violation, or notice of any action, either judicial or administrative, from any governmental authority (whether United States or foreign) relating to the actual or alleged violation of any Environmental Law, including, without limitation, any notice of any actual or alleged spill, leak, or other release of any Hazardous Substance, waste or hazardous waste by the Borrower or any of its Restricted Subsidiaries or its employees or agents, or as to the existence of any contamination on any properties owned by the Borrower or any of its Restricted Subsidiaries, where any such violation, spill, leak, release or contamination is reasonably likely to result in penalties, fines, claims or other liabilities to the Borrower and its Restricted Subsidiaries in amounts that would have a Materially Adverse Effect, either individually or in the aggregate.

(c) Except as set forth on Schedule 6.8.(c), the Borrower and its Restricted Subsidiaries have obtained all necessary governmental permits, licenses and approvals for the operations conducted on their respective properties, including without limitation, all required material permits, licenses and approvals for (i) the emission of air pollutants or contaminants,
(ii) the treatment or pretreatment and discharge of waste water or storm water,
(iii) the treatment, storage, disposal or generation of hazardous wastes, (iv) the withdrawal and usage of ground water or surface water, and (v) the disposal of solid wastes, in any such case where the failure to have such license, permit or approval is reasonably likely to have a Materially Adverse Effect.

SECTION 6.9. INSURANCE.

The Borrower and its Restricted Subsidiaries currently maintain insurance with respect to their respective properties and businesses, with financially sound and reputable insurers, having coverages against losses or damages of the kinds customarily insured against by reputable companies in the same or similar businesses, such insurance being in amounts no less than those amounts which are customary for such companies under similar circumstances. The Borrower and its Restricted Subsidiaries have paid all material amounts of insurance premiums now due and owing with respect to such insurance policies and coverages, and such policies and coverages are in full force and effect.

SECTION 6.10. NO DEFAULT.

None of the Borrower and its Restricted Subsidiaries is in default under or with respect to any Contractual Obligation in any respect which has had or is reasonably likely to have a Materially Adverse Effect.

SECTION 6.11. NO BURDENSOME RESTRICTIONS.

         Except as set forth on Schedule 6.11., none of the Borrower and its Restricted Subsidiaries is a party to or bound by any Contractual Obligation or Requirement of Law or any provision of its articles or certificate of incorporation, bylaws or other organizational or governing documents which has had or is reasonably likely to have a Materially Adverse Effect.

SECTION 6.12. TAXES.

The Borrower and its Restricted Subsidiaries have filed all Federal tax returns and, to the knowledge of the Executive Officers of the Borrower, the Borrower and its Restricted Subsidiaries have filed all other tax returns which are required to have been filed in any jurisdiction; the Borrower and its Restricted Subsidiaries have paid all taxes shown to be due and payable on such Federal returns and other returns and all other taxes, assessments, fees and other charges payable by them, in each case, to the extent the same have become due and payable and before they have become delinquent, except for the filing of any such returns or the payment of any taxes, assessments, fees and other charges the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Borrower or a Restricted Subsidiary, as the case may be, has set aside on its books reserves (segregated to the extent required by GAAP) deemed by it in good faith to be adequate. The Borrower has not received written notice of any proposed Material tax assessment with respect to Federal income taxes against the Borrower or any Restricted Subsidiary nor does any Executive Officer of the Borrower know of any Material Federal income tax liability on the part of the Borrower or any Restricted Subsidiary other than any such assessment or liability which is adequately provided for on the books of the Borrower and its Restricted Subsidiaries.

SECTION 6.13. SUBSIDIARIES.

Except as disclosed on Schedule 6.13., Borrower has no Subsidiaries and neither Borrower nor any Subsidiary is a joint venture partner or general partner in any partnership. Schedule 6.13. indicates which Subsidiaries are Restricted Subsidiaries and which Subsidiaries are Unrestricted Subsidiaries. Schedule
6.13. may be updated from time to time by the Borrower by giving written notice thereof to the Agent.

SECTION 6.14. FINANCIAL STATEMENTS; FISCAL YEAR AND FISCAL QUARTERS.

Borrower has furnished to the Agent and the Lenders (i) the audited consolidated balance sheets as of September 30, 1999, 1998, and 1997 of Borrower and the related consolidated statements of income, shareholders' equity and cash flows for the fiscal years then ended, including in each case the related notes and
(ii) the unaudited consolidated balance sheets as of March 31, 2000 of the Borrower and the related consolidated statements of income, shareholders' equity and cash flows for the fiscal quarter then ended, including in each case the related notes. The foregoing financial statements fairly present in all material respects the consolidated financial condition of Borrower as at the dates thereof and results of operations for such periods in conformity with GAAP consistently applied (subject, in the case of the quarterly financial statements, to normal year-end audit adjustments and the absence of certain notes). The Borrower and its Restricted Subsidiaries taken as a whole did not have any material contingent obligations, contingent liabilities, or material liabilities for known taxes, long-term leases or unusual forward or long-term commitments required to be reflected in the foregoing financial statements or the notes thereto that are not so reflected. Since September 30, 1999, there has been no change with respect to the Borrower and its Restricted Subsidiaries which has had or is reasonably likely to have a Materially Adverse Effect. The Borrower's fiscal year commences October 1st of each year and ends on September 30th of each year. The Borrower's fiscal quarters end on December 31st, March 30th, June 30th and September 30th of each year.

SECTION 6.15. ERISA.

         Except as disclosed on Schedule 6.15.:

(1) Identification of Plans. None of the Borrower and its Restricted Subsidiaries nor any of their respective ERISA Affiliates maintains or contributes to, or has during the past seven years maintained or contributed to, any Plan that is subject to Title IV of ERISA;

(2) Compliance. Each Plan maintained by the Borrower and its Restricted Subsidiaries have at all times been maintained, by their terms and in operation, in compliance with all applicable laws, and the Borrower and its Restricted Subsidiaries are subject to no tax or penalty with respect to any Plan of such Consolidated Company or any ERISA Affiliate thereof, including without limitation, any tax or penalty under Title I or Title IV of ERISA or under Chapter 43 of the Tax Code, or any tax or penalty resulting from a loss of deduction under Sections 162, 404, or 419 of the Tax Code, where the failure to comply with such laws, and such taxes and penalties, together with all other liabilities referred to in this Section 6.15. (taken as a whole), would in the aggregate have a Materially Adverse Effect;

(3) Liabilities. The Borrower and its Restricted Subsidiaries are subject to no liabilities (including withdrawal liabilities) with respect to any Plans of such Borrower and its Restricted Subsidiaries or any of their ERISA Affiliates, including without limitation, any liabilities arising from Titles I or IV of ERISA, other than obligations to fund benefits under an ongoing Plan and to pay current contributions, expenses and premiums with respect to such Plans, where such liabilities, together with all other liabilities referred to in this Section 6.15. (taken as a whole), would in the aggregate have a Materially Adverse Effect;

(4) Funding. The Borrower and its Restricted Subsidiaries and, with respect to any Plan which is subject to Title IV of ERISA, each of their respective ERISA Affiliates, have made full and timely payment of all amounts (A) required to be contributed under the terms of each Plan and applicable law, and (B) required to be paid as expenses (including PBGC or other premiums) of each Plan, where the failure to pay such amounts (when taken as a whole, including any penalties attributable to such amounts) would have a Materially Adverse Effect. No Plan subject to Title IV of ERISA has an "amount of unfunded benefit liabilities" (as defined in Section 4001(a)(18) of ERISA), determined as if such Plan terminated on any date on which this representation and warranty is deemed made, in any amount which, together with all other liabilities referred to in this Section 6.15. (taken as a whole), would have a Materially Adverse Effect if such amount were then due and payable. The Borrower and its Restricted Subsidiaries are subject to no liabilities with respect to post-retirement medical benefits in any amounts which, together with all other liabilities referred to in this Section 6.15. (taken as a whole), would have a Materially Adverse Effect if such amounts were then due and payable.

Schedule 6.15., as it applies to paragraph (1) above, may be updated from time to time by the Borrower by giving written notice thereof to the Agent.

SECTION 6.16. PATENTS, TRADEMARKS, LICENSES, ETC.

Except as set forth on Schedule 6.16.,

(a) (i) the Borrower and its Restricted Subsidiaries have obtained and hold in full force and effect all material patents, trademarks, service marks, trade names, copyrights, licenses and other such rights, free from burdensome restrictions, which are necessary for the operation of their respective businesses as presently conducted, and (ii) to the best of Borrower's knowledge, no product, process, method, service or other item presently sold by or employed by the Borrower or any of its Restricted Subsidiaries in connection with such business infringes any patents, trademark, service mark, trade name, copyright, license or other right owned by any other person and there is not presently pending, or to the knowledge of Borrower, threatened, any claim or litigation against or affecting the Borrower or any of its Restricted Subsidiaries contesting such Person's right to sell or use any such product, process, method, substance or other item where the result of such failure to obtain and hold such benefits or such infringement would have a Materially Adverse Effect.

(b) (i) the Borrower and its Restricted Subsidiaries have obtained and hold in full force and effect all licenses and permits which are necessary for the operation of their respective businesses as presently conducted, and (ii) to the best of Borrower's knowledge, there is not presently pending, or to the knowledge of Borrower, threatened, any claim or litigation against or affecting the Borrower or any of its Restricted Subsidiaries seeking to terminate or cancel the Borrower's or Restricted Subsidiary's ability to use such license or permit where the result of such failure to obtain and hold such licenses and permits would have a Materially Adverse Effect.

SECTION 6.17. OWNERSHIP OF PROPERTY; LIENS.

(a) Except as set forth on Schedule 6.17., (i) each of the Borrower and its Restricted Subsidiaries has good and marketable fee simple title to or a valid leasehold interest in all of its real property and good title to, or a valid leasehold interest in, all of its other property, as such properties are reflected in the consolidated balance sheet of the Borrower and its Restricted Subsidiaries as of September 30, 1999 referred to in Section 6.14. (other than properties disposed of in the ordinary course of business since such date or as otherwise permitted by the terms of this Agreement) except where the failure to hold such title, leasehold interest or possession would not have a Materially Adverse Effect, , , subject to no Lien or title defect of any kind, except Liens permitted by Section 8.2. and (ii) the Borrower and its Restricted Subsidiaries enjoy peaceful and undisturbed possession under all of their respective leases.

(b) As of the date of this Agreement, the property and assets owned by each of the Borrower and its Restricted Subsidiaries are not subject to any Lien securing any Indebtedness or other obligation in excess of $5,000,000 individually other than as described on Schedule 6.18 hereof.

SECTION 6.18. INDEBTEDNESS.

Except for the Indebtedness outstanding pursuant to the Prior Agreements to be refinanced on the Closing Date and as set forth on Schedule 6.18. for each of the Borrower and its Restricted Subsidiaries, as of the date hereof none of the Borrower and its Restricted Subsidiaries is an obligor in respect of any Indebtedness for Borrowed Money in excess of $5,000,000 individually, or any commitment to create or incur any Indebtedness for Borrowed Money in excess of $5,000,000 individually.

SECTION 6.19. FINANCIAL CONDITION.

         On the Closing Date and after giving effect to the transactions contemplated by this Agreement and the other Credit Documents, including without limitation, the use of the proceeds of the Loans as provided in Articles 2. and
3. (i) the assets of each of the Borrower and its Restricted Subsidiaries at fair valuation and based on their present fair saleable value will exceed such company's debts, including contingent liabilities, (ii) the remaining capital of each of the Borrower and its Restricted Subsidiaries will not be unreasonably small to conduct such company's business, and (iii) the Borrower and each of its Restricted Subsidiaries will not have incurred debts, or have intended to incur debts, beyond such company's ability to pay such debts as they mature. For purposes of this Section 6.19., "debt" means any liability on a claim, and "claim" means (a) the right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (b) the right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

SECTION 6.20. LABOR MATTERS.

Except as set forth in Schedule 6.20., the Borrower and its Restricted Subsidiaries have experienced no strikes, labor disputes, slow downs or work stoppages due to labor disagreements which are reasonably likely to have, a Materially Adverse Effect, and, to the best knowledge of the Executive Officers of the Borrower, there are no such strikes, disputes, slow downs or work stoppages threatened against the Borrower or any of its Restricted Subsidiaries except as disclosed in writing to the Agent. The hours worked and payment made to employees of the Borrower and its Restricted Subsidiaries have not been in violation in any material respect of (including any possible penalties under) the Fair Labor Standards Act or any other applicable law dealing with such matters, and all payments due from the Borrower and its Restricted Subsidiaries, or for which any claim may be made against the Borrower and its Restricted Subsidiaries, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as liabilities on the books of the Borrower and its Restricted Subsidiaries, in each case where the failure to comply with such laws or to pay or accrue such liabilities is reasonably likely to have a Materially Adverse Effect.

SECTION 6.21. PAYMENT OR DIVIDEND RESTRICTIONS.

Except as described on Schedule 6.21., none of the Borrower and its Restricted Subsidiaries is party to or subject to any agreement or understanding restricting or limiting its ability to pay dividends or make other distributions.

SECTION 6.22. DISCLOSURE.

         (a) Neither this Agreement nor any financial statements delivered to the Lenders nor in the most recent version of any other document, certificate or written statement furnished to the Lenders by or on behalf of the Borrower or any of its Restricted Subsidiaries in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading, it being understood that the representation set forth in this Section 6.22.(a) shall not apply to any financial projections or other pro forma financial information.

         (b) The financial projections and other pro forma financial information contained in the information referred to in subsection (a) above were based on good faith estimates and assumptions believed by the Borrower and its Restricted Subsidiaries to be reasonable at the time made and at the time furnished to the Agent and/or any Lender, it being recognized by the Lenders that such projections and other pro forma financial information as to future events may differ from the actual results for such period or periods.

ARTICLE 7. AFFIRMATIVE COVENANTS

So long as any Commitment remains in effect hereunder or any Note shall remain unpaid, Borrower will:

SECTION 7.1. CORPORATE EXISTENCE, ETC.

Preserve and maintain, and cause each of the Restricted Subsidiaries to preserve and maintain, its corporate existence (except as otherwise permitted pursuant to Section 8.4.), its material rights, franchises, and licenses, and its material patents and copyrights (for the scheduled duration thereof), trademarks, trade names, and service marks, necessary or desirable in the normal conduct of its business, and its qualification to do business as a foreign corporation in all jurisdictions where it conducts business or other activities making such qualification necessary, where the failure to be so qualified is reasonably likely to have a Materially Adverse Effect.

SECTION 7.2. COMPLIANCE WITH LAWS, ETC.

Comply, and cause each of its Restricted Subsidiaries to comply with all Requirements of Law (including, without limitation, the Environmental Laws subject to the exceptions set forth in Section 6.8. where the penalties, claims, fines, and other liabilities resulting from noncompliance with such Environmental Laws do not involve amounts Material in the aggregate) and Contractual Obligations applicable to or binding on any of them where the failure to comply with such Requirements of Law and Contractual Obligations is reasonably likely to have a Materially Adverse Effect.

SECTION 7.3. PAYMENT OF TAXES AND CLAIMS, ETC.

         File and cause each Restricted Subsidiary to file all Federal, state, local and foreign tax returns that are required to be filed by each of them and will pay or make provision for the payment of all taxes that have become due pursuant to such returns or pursuant to any assessment in respect thereof received by the Borrower or any Restricted Subsidiary, and the Borrower and each Restricted Subsidiary will pay or cause to be paid all other taxes, assessments, fees and other governmental charges and levies which, to the knowledge of the Executive Officers of the Borrower or any Restricted Subsidiary, are due and payable before the same become delinquent, except only such taxes and assessments as are being contested in good faith by appropriate and timely proceedings and as to which adequate reserves have been established in accordance with GAAP.

SECTION 7.4. KEEPING OF BOOKS.

Keep, and cause each of its Restricted Subsidiaries to keep, proper books of record and account, containing complete and accurate entries of all their respective financial and business transactions.

SECTION 7.5. VISITATION, INSPECTION, ETC.

Permit, and cause each of its Restricted Subsidiaries to permit, any representative of the Agent or any Lender, at the Agent's or such Lender's expense, to visit and inspect any of its property, to examine its books and records and to make copies and take extracts therefrom, and to discuss its affairs, finances and accounts with its officers, all at such reasonable times and as often as the Agent or such Lender may reasonably request after reasonable prior notice to Borrower; provided, however, that at any time following the occurrence and during the continuance of a Default or an Event of Default, no prior notice to Borrower shall be required.

SECTION 7.6.      INSURANCE; MAINTENANCE OF PROPERTIES.

(a) Maintain or cause to be maintained with financially sound and reputable insurers, insurance with respect to its properties and business, and the properties and business of its Restricted Subsidiaries, against loss or damage of the kinds customarily insured against by reputable companies in the same or similar businesses, such insurance to be of such types and in such amounts and subject to such deductibles and self-insurance programs as the Borrower in its judgment deems reasonable; provided, however, that in any event Borrower shall use its best efforts to maintain, or cause to be maintained, insurance in amounts and with coverages not materially less favorable to the Borrower or any of its Restricted Subsidiaries as in effect on the date of this Agreement, except where the costs of maintaining such insurance would, in the judgment of the Borrower, be excessive.

(b) Cause, and cause each of the Borrower and its Restricted Subsidiaries to cause, all properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, settlements and improvements thereof, all as in the judgment of Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent Borrower from discontinuing the operation or maintenance of any such properties if such discontinuance is, in the judgment of Borrower, desirable in the conduct of its business or the business of the Borrower or any of its Restricted Subsidiaries.

(c) Cause a summary, set forth in format and detail reasonably acceptable to the Agent, of the types and amounts of insurance (property and liability) maintained by the Borrower and its Restricted Subsidiaries to be delivered to the Agent on or before thirty (30) days after the Closing Date.

SECTION 7.7. FINANCIAL REPORTS; OTHER NOTICES.

The Borrower will furnish to the Agent and each Lender:

(a) within forty-five (45) days after the end of each of the first three quarterly accounting periods of each of its fiscal years (and, in any event, in each case as soon as prepared), the quarterly unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal quarter and the related unaudited consolidated statements of income and cash flows (together with all footnotes thereto) of the Borrower and its Subsidiaries for such fiscal quarter and the then elapsed portion of such fiscal year, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of Borrower's previous fiscal year, accompanied by a certificate, dated the date of furnishing, signed by a Financial Officer of the Borrower to the effect that such financial statements accurately present in all material respects the consolidated financial condition of the Borrower and its Subsidiaries and that such financial statements have been prepared in accordance with GAAP consistently applied (subject to year end adjustments); provided, however, during any period that the Borrower has consolidated Subsidiaries which are not Consolidated Companies, the Borrower shall also provide such financial information in a form sufficient to enable the Agent and the Lenders to determine the compliance of the Borrower with the terms of this Agreement with respect to the Consolidated Companies

(b) within ninety (90) days after the end of each of its fiscal years (and, in any event, as soon as available), the annual audited report for that fiscal year for the Borrower and its Subsidiaries, containing a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, stockholders' equity and cash flows (together with all footnotes thereto) of the Borrower and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year (which financial statements shall be reported on by the Borrower's independent certified public accountants, such report to state that such financial statements fairly present in all material respects the consolidated financial condition and results of operation of the Borrower and its Subsidiaries in accordance with GAAP and to be without any material qualifications or exceptions); provided, however, during any period that the Borrower has consolidated Subsidiaries which are not Consolidated Companies, the Borrower shall also provide such financial information in a form sufficient to enable the Agent and the Lenders to determine the compliance of the Borrower with the terms of this Agreement with respect to the Consolidated Companies;

(c) within forty-five (45) days after the end of each of its first three quarterly accounting periods and within ninety (90) days after the end of its annual accounting period, a statement certified as true and correct by a Financial Officer of the Borrower, substantially in the form of Exhibit "C" hereto, reflecting compliance with Sections 8.1. , 8.2., 8.3., 8.4., and 8.9 hereof, with back-up material setting forth in reasonable detail such calculations attached thereto and stating whether any Default or Event of Default has occurred;

(d) within forty-five (45) days after the end of each of its quarterly accounting periods, a statement certified as true and correct by a Financial Officer of the Borrower setting forth the Total Funded Debt to EBITDA ratio as of the last day of such quarterly accounting period;

(e) promptly upon the filing thereof or otherwise becoming available, copies of all financial statements, annual, quarterly and special reports, proxy statements and notices sent or made available generally by Borrower to its public security holders, of all regular and periodic reports and all registration statements and prospectuses, if any, filed by any of them with any securities exchange or with the Securities and Exchange Commission, and of all press releases and other statements made available generally to the public containing Material developments in the business or financial condition of Borrower and its Restricted Subsidiaries;

(f) promptly upon receipt thereof, copies of all financial statements of, and all reports submitted by, independent public accountants to Borrower in connection with each annual, interim, or special audit of Borrower's financial statements, including without limitation, the comment letter submitted by such accountants to management in connection with their annual audit;

(g) as soon possible and in any event within thirty (30) days after the Borrower or any Restricted Subsidiary knows or has reason to know that any "Reportable Event" (as defined in Section 4043(b) of ERISA) with respect to any Plan has occurred (other than such a Reportable Event for which the PBGC has waived the 30-day notice requirement under Section 4043(a) of ERISA) and such Reportable Event involves a matter that has had, or is reasonably likely to have, a Materially Adverse Effect, a statement of a Financial Officer of the Borrower or such Restricted Subsidiary setting forth details as to such Reportable Event and the action which the Borrower or such Restricted Subsidiary proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to the PBGC if a copy of such notice is available to the Borrower or such Restricted Subsidiary;

(h) prompt written notice of the occurrence of any Default or Event of Default; and

(i) with reasonable promptness, such other information relating to the Borrower's performance of this Agreement or its financial condition as may reasonably be requested from time to time by the Agent (at the request of any Lender).

SECTION 7.8. NOTICES UNDER CERTAIN OTHER INDEBTEDNESS.

Promptly following its receipt thereof, Borrower shall furnish the Agent a copy of any notice received by it or any of its Restricted Subsidiaries from the holder(s) of Indebtedness (or from any trustee, agent, attorney, or other party acting on behalf of such holder(s)) in an amount which, in the aggregate, exceeds $10,000,000, where such notice states or claims the existence or occurrence of any default or event of default with respect to such Indebtedness under the terms of any indenture, loan or credit agreement, debenture, note, or other document evidencing or governing such Indebtedness.

SECTION 7.9. NOTICE OF LITIGATION.

         The Borrower shall notify the Agent of any actions, suits or proceedings instituted by any Person against it or any Restricted Subsidiary where the uninsured portion of the money damages sought (which shall include any deductible amount to be paid by the Borrower or such Restricted Subsidiary) is in excess of $10,000,000 or which is reasonably likely to have a Materially Adverse Effect. Said notice is to be given along with the quarterly and annual reports required by Section 7.7. hereof, and is to specify the amount of damages being claimed or other relief being sought, the nature of the claim, the Person instituting the action, suit or proceeding, and any other significant features of the claim.

SECTION 7.10. SUBSIDIARY GUARANTEES; PLEDGE AGREEMENT.

(a) Subject to subsection (b) below, the Borrower shall cause all of its Restricted Subsidiaries not existing as of the Closing Date to execute and deliver a Joinder Agreement, within thirty (30) days of the creation or acquisition of any such Restricted Subsidiary by the Borrower or other Restricted Subsidiary; provided, however, that in the case of any Restricted Subsidiary which holds no assets and is formed solely to effectuate a Permitted Acquisition, the thirty (30) day period referenced above shall begin on the earlier of (i) such Restricted Subsidiary acquiring any assets or (ii) the consummation of the Permitted Acquisition for which such Restricted Subsidiary was formed. The delivery of such documents shall be accompanied by such other documents as the Agent may reasonably request (including without limitation, certificates of incorporation, articles of incorporation and bylaws, membership operating agreements, opinion letters and appropriate resolutions of the Board of Directors of any such Subsidiary Guarantor).

(b) Notwithstanding the foregoing subsection (a), the Borrower shall not be required to cause any Restricted Subsidiary to deliver a Subsidiary Guarantee and a counterpart Contribution Agreement if such Restricted Subsidiary is incorporated under any jurisdiction outside of the United States of America (or any of its territories); provided, however, that in such event the Borrower or any Subsidiary who owns such Restricted Subsidiary shall pledge 65% of the capital stock of such Restricted Subsidiary pursuant to a Pledge Agreement and shall deliver such documents as the Agent may reasonably request(including without limitation, certificates of incorporation, articles of incorporation and bylaws, membership operating agreements, opinion letters and appropriate resolutions of the Board of Directors of the Borrower or such Restricted Subsidiary pledging such capital stock).

(c) In the event that the Borrower or any Restricted Subsidiary sells any Subsidiary Guarantor as permitted by Section 8.4 hereof, or in the event the Borrower designates any Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the terms of this Agreement, then such Subsidiary Guarantor shall be released from all obligations under the Subsidiary Guarantee and Contribution Agreement which it had previously delivered to the Agent and to the extent any capital stock of such Restricted Subsidiary that has been pledged pursuant to a Pledge Agreement, then such capital stock shall be released. Such release shall occur upon the consummation of the sale or designation of any Restricted Subsidiary as an Unrestricted Subsidiary, as the case may be, and the Agent shall execute and deliver any releases or other documents reasonably requested by the Borrower to effectuate such release.

ARTICLE 8.   NEGATIVE COVENANTS

So long as any Commitment remains in effect hereunder or any Note shall remain unpaid:

                  SECTION 8.1.      FINANCIAL REQUIREMENTS.

         The Borrower shall not:

         (i) Fixed Charges. Suffer or permit the ratio of (a) Consolidated EBITR to (b) Fixed Charges as of the last day of each fiscal quarter ending during the periods set forth below as calculated for a period consisting of the four preceding fiscal quarters, to be less than the ratio set forth opposite such period:

         -------------------------------------------------
               PERIOD                             RATIO
         -------------------------------------------------
         Closing Date through                    1.75:1.0
         September 30, 2001
         -------------------------------------------------
         October 1, 2001 through June            2.00:1.0
         30, 2002
         -------------------------------------------------
         July 1, 2002 through the                2.50:1.0
         Maturity Date
         -------------------------------------------------

         (ii) Total Funded Debt to EBITDA. Permit the ratio of (a) Total Funded Debt to (b) EBITDA as of the last day of each fiscal quarter ending during the periods set forth below as calculated for a period consisting of the four preceding fiscal quarters, to exceed the ratio set forth opposite such period:

         -------------------------------------------------
               PERIOD                             RATIO
         -------------------------------------------------
         Closing Date through                    3.75:1.0
         September 30, 2001
         -------------------------------------------------
         October 1, 2001 through                 3.50:1.0
         September 30, 2002
         -------------------------------------------------
         October 1, 2002 through the             3.25:1.0
         Maturity Date
         -------------------------------------------------

         (iii) Consolidated Net Worth. Permit Consolidated Net Worth as of the last day of each fiscal quarter to be less than an amount equal to (i) the sum of (A) $358,860,000 plus (B) 50% of cumulative Consolidated Net Income since March 31, 2000, plus
                  (C) 50% of cash distributions of earnings of Unrestricted Subsidiaries made to a Consolidated Company to the extent previously excluded in the determination of Consolidated Net Income or Consolidated Net Loss by virtue of clause (i) of the respective definitions thereof, on a cumulative basis after March 31, 2000, plus (D) 100% of the Net Proceeds from any Equity Offering consummated after March 31, 2000, minus (ii) actual stock repurchases made by the Borrower after March 31, 2000 and permitted by Section 8.13.

SECTION 8.2.   LIENS.

The Borrower will not, and will not permit any Restricted Subsidiary to, create, assume or suffer to exist any Lien upon any of their respective properties or assets (hereinafter "Properties") whether now owned or hereafter acquired; provided, however, that this Section 8.2. shall not apply to the following:

(a) any Lien for taxes not yet due or taxes or assessments or other governmental charges which are being actively contested in good faith by appropriate proceedings and for which adequate reserves have been established;

(b) any Liens, pledges or deposits in connection with worker's compensation or social security, assessments or other similar charges or deposits incidental to the conduct of the business of the Borrower or any Restricted Subsidiary or the ownership of any of their assets or properties which were not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not in the aggregate Materially detract from the value of their Properties or Materially impair the use thereof in the operation of their businesses;

(c) statutory Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established;

(d) pledges or deposits for the purpose of securing a stay or discharge in the course of any legal proceeding provided that the aggregate amount of such pledges or deposits outstanding at any one time does not exceed five percent (5%) of Consolidated Net Worth, unless such excess amount is otherwise permitted pursuant to this Section 8.2;

(e) Liens consisting of encumbrances in the nature of zoning restrictions, easements, rights and restrictions of record on the use of real property on the date of the acquisition thereof and statutory Liens of landlords and lessors which in each case do not Materially detract from the value of such property or impair the use thereof;

(f) any Lien in favor of the United States of America or any department or agency thereof, or in favor of any state government or political subdivision thereof, or in favor of a prime contractor under a government contract of the United States, or of any state government or any political subdivision thereof, and, in each case, resulting from acceptance of partial, progress, advance or other payments in the ordinary course of business under government contracts of the United States, or of any state government or any political subdivision thereof, or subcontracts thereunder and which do not materially impair the use of such property as currently being utilized by the Borrower or its Restricted Subsidiary;

(g)      any Lien existing on the date hereof;

(h) any Lien securing Funded Debt of a Restricted Subsidiary to the Borrower;

(i) any Lien securing any Capital Lease Obligations and any Purchase Money Indebtedness (including any such Liens existing on any properties of any Person at the time of its Acquisition by the Borrower or any Restricted Subsidiary) provided in the case of any Purchase Money Indebtedness such Lien (i) is placed upon any asset at the time of its acquisition (or within 60 days thereafter) and
(ii) does not encumber any properties other than the property acquired;

(j) any Lien evidencing the transfer of any receivables pursuant to any Permitted Securitization Transaction;

(k) any Lien renewing, extending, refinancing or refunding any Lien permitted by clauses (c), (d), (e), (f), (g), (h) or (i) above; provided, however, that the principal amount secured is not increased, and the Lien is not extended to other assets or properties; and

(l) any Lien other than those permitted by clauses (a) through (k) above; provided, however, that the aggregate amount of all outstanding obligations secured by Liens permitted by this clause (l) shall not at any time exceed ten percent (10%) of the Consolidated Net Worth, and when combined (without duplication) with outstanding Funded Debt of the Restricted Subsidiaries, such total shall not exceed 20% of Total Capitalization.

SECTION 8.3.   LIMITATIONS ON FUNDED DEBT OF RESTRICTED SUBSIDIARIES.

The Borrower will not permit any Restricted Subsidiary to incur or suffer to exist Funded Debt other than:

(a)      Funded Debt under this Agreement;

(b) Funded Debt (i) resulting from the transfer of any receivable in connection with a Permitted Securitization Transaction so long as such Funded Debt is non-recourse as to a Restricted Subsidiary (other than as to the transferred receivables) and (ii) consisting of Standard Securitization Undertakings in connection with any Permitted Securitization Transaction;

(c) Funded Debt of the Restricted Subsidiaries existing on the date of this Agreement and any renewal, extension, refunding, or refinancing thereof so long as such refinancing, renewal, refunding or refinancing does not increase the principal amount outstanding thereunder; and

(d)      additional unsecured or secured (to the extent permitted by Section
8.2. above) Funded Debt which, when aggregated (without duplication) with the outstanding Funded Debt of all the Restricted Subsidiaries, does not exceed 20% of the Total Capitalization at the end of each fiscal quarter.

SECTION 8.4.   MERGER AND SALE OF ASSETS.

The Borrower will not, without the prior written consent of the Required Lenders, merge or consolidate with any other corporation or sell, lease or transfer or otherwise dispose of all or, during any twelve-month period, any part of its assets, to any person or entity other than in the ordinary course of business, nor will the Borrower permit any Restricted Subsidiary to take any of the above actions; provided that notwithstanding any of the foregoing limitations, if no Event of Default shall then exist or immediately thereafter will begin to exist, the Borrower and the Restricted Subsidiaries may take the following actions:

(a) Any Restricted Subsidiary may merge with (i) the Borrower (provided that the Borrower shall be the continuing or surviving corporation), (ii) any one or more other Subsidiaries provided that either the continuing or surviving corporation shall be a Restricted Subsidiary or after giving effect to any merger pursuant to this Section 8.4., the Borrower and/or one or more Restricted Subsidiaries shall own not less than the same percentage of the outstanding Voting Stock of the continuing or surviving corporation as the Borrower and/or one or more Restricted Subsidiaries owned of the merged Restricted Subsidiary immediately prior to such merger or (iii) any other Person as long as the Restricted Subsidiary is the surviving corporation or in the event the Restricted Subsidiary is not the surviving corporation, the surviving Person becomes a Restricted Subsidiary upon consummation of such merger and assumes all of the obligations of such Restricted Subsidiary under the Credit Documents upon consummation of such merger;

(b) Any Restricted Subsidiary may sell, lease, transfer or otherwise dispose of any of its assets to (i) the Borrower, (ii) any Restricted Subsidiary or (iii) any Subsidiary of which the Borrower and/or one or more Restricted Subsidiaries shall own not less than the same percentage of Voting Stock as the Borrower and/or one or more Restricted Subsidiaries then own of the Restricted Subsidiary making such sale, lease, transfer or other disposition;

(c) The Borrower may sell, lease, transfer or otherwise dispose of an asset to any Subsidiary, provided (i) that upon completion of a transaction described in this Section 8.4(c), there shall exist no Default or Event of Default and
(ii) that upon completion of a transaction described in this Section 8.4(c), the Subsidiary to which the Borrower's assets are sold, leased, transferred or otherwise disposed shall be a Restricted Subsidiary;

(d) The Borrower may merge with any other corporation, provided that the Borrower shall be the surviving corporation and shall be able to incur at least $1.00 of Funded Debt under Section 8.1 of this Agreement;

(e) The Borrower and its Restricted Subsidiaries may transfer assets to a Permitted Joint Venture in an amount not to exceed the Joint Venture Investment;

(f) The Borrower and its Restricted Subsidiaries may dispose of assets in the ordinary course of business which are obsolete or worn out;

(g) The Borrower and its Restricted Subsidiaries may transfer assets to one or more Permitted Securitization Subsidiaries so long as such transfer is made to consummate a Permitted Securitization Transaction; and

(h) in addition to amounts covered by clauses (a) through (g) above, the Borrower and its Restricted Subsidiaries may sell, lease or transfer assets with an aggregate fair market value, during any fiscal year, not to exceed 25% of the Borrower's Consolidated Net Worth as of the end of the immediately preceding fiscal year.

SECTION 8.5.   TRANSACTIONS WITH AFFILIATES.

Other than in connection with a Permitted Securitization Transaction, the Borrower will not, and will not permit any Restricted Subsidiary to, enter into or be a party to any transaction or arrangement with any Affiliate (including without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliates), except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or such Restricted Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than such party would obtain in a comparable arm's-length transaction with a Person other than an Affiliate.

SECTION 8.6.   NATURE OF BUSINESS.

         Neither the Borrower nor any Restricted Subsidiary will engage in any business if, as a result, the primary nature of the business, taken on a consolidated basis, which would then be engaged in by the Borrower and its Restricted Subsidiaries would be fundamentally changed from the general nature of the business engaged in by the Borrower and its Restricted Subsidiaries on the date of this Agreement, which the parties agree is the manufacture and sale of paperboard, paperboard and plastic products, other types of packaging material and similar or complementary products and services connected or incidental thereto, including, without limitation, any e-commerce initiatives and brokerage operations.

SECTION 8.7.   REGULATIONS T, U AND X.

         The Borrower will not nor will it permit any Subsidiary to take any action that would result in any non-compliance of the Advances made hereunder with Regulations T, U and X of the Board of Governors of the Federal Reserve System.

SECTION 8.8.   ERISA COMPLIANCE.

Neither the Borrower nor any Subsidiary will incur any Material "accumulated funding deficiency" within the meaning of Section 302(a)(2) of ERISA, or any Material liability under Section 4062 of ERISA to the Pension Benefit Guaranty Corporation ("PBGC") established thereunder in connection with any Plan.

SECTION 8.9.   LIMITATIONS ON SUBSIDIARIES WHICH ARE NOT RESTRICTED
SUBSIDIARIES.

The Borrower will not allow any Unrestricted Subsidiary:

(a) to own any capital stock or right or option to acquire capital stock of the Borrower or any Restricted Subsidiary, or own or hold any Lien on any property of the Borrower or any of its Restricted Subsidiaries other than in connection with any Permitted Securitization Transaction; and

(b) to create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to, or suffer to exist any Indebtedness pursuant to which the lender has recourse to the Borrower or any of its Restricted Subsidiaries or to any of the assets of the Borrower or any of its Restricted Subsidiaries ("Recourse Debt") other than Standard Securitization Undertakings and Recourse Debt which, when aggregated (without duplication) with the outstanding Recourse Debt of all the Unrestricted Subsidiaries, does not exceed 15% of the Total Capitalization at the end of each fiscal quarter.

SECTION 8.10.   LIMITATION ON ACQUISITIONS; JOINT VENTURES.

Neither the Borrower nor any Restricted Subsidiary shall invest or make any capital contribution in any Joint Venture other than Permitted Joint Ventures or consummate any Acquisition other than Permitted Acquisitions.

SECTION 8.11. LIMITATION ON SECURITIZATION UNDERTAKINGS OF BORROWER AND RESTRICTED SUBSIDIARIES.

Neither the Borrower nor any Restricted Subsidiary shall incur or become obligated in respect of any Indebtedness or other obligation in connection with any Permitted Securitization Transaction other than Funded Debt (i) resulting from the transfer of any receivable in connection with a Permitted Securitization Transaction so long as such Funded Debt is non-recourse as to the Borrower and any Restricted Subsidiary (other than as to the transferred receivables) and (ii) consisting of Standard Securitization Undertakings.

SECTION 8.12.   RESTRICTIVE AGREEMENTS.

Neither the Borrower nor any Restricted Subsidiary shall, directly or indirectly, enter into, incur or permit to exist any agreement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Restricted Subsidiary to create, incur or permit any Lien upon any of its assets or properties, whether now owned or hereafter acquired, or (b) the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to its common stock, to make or repay loans or advances to the Borrower or any other Restricted Subsidiary, to Guaranty Indebtedness of the Borrower or any other Restricted Subsidiary or to transfer any of its property or assets to the Borrower or any Restricted Subsidiary; provided, that (i) the foregoing shall not apply to restrictions or conditions imposed by law or by this Agreement or any other Credit Document, (ii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Restricted Subsidiary pending such sale, provided such restrictions and conditions apply only to the Restricted Subsidiary that is sold and such sale is permitted hereunder, (iii) clause (a) shall not apply to restrictions or conditions imposed by any agreement relating to Purchase Money Indebtedness permitted by this Agreement if such restrictions and conditions apply only to the property or assets securing such Indebtedness and (iv) clause (a) shall not apply to customary provisions in leases restricting the assignment thereof.

SECTION 8.13.  RESTRICTED PAYMENTS.

The Borrower will not, and will not permit its Restricted Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any dividend on any class of its stock, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement, defeasance or other acquisition of, any shares of common stock or any options, warrants, or other rights to purchase such common stock , whether now or hereafter outstanding (each, a "Restricted Payment"), except for (a) dividends payable by the Borrower solely in shares of any class of its common stock, (b) Restricted Payments made by any Subsidiary to the Borrower or to another Restricted Subsidiary and (c) cash dividends paid on, and cash repurchases of, the common stock of the Borrower; provided, that (i) no Default or Event of Default has occurred or would occur as a result of paying such dividend or repurchases, (ii) at the time of payment of such dividend and after giving effect to such payment, the

Borrower and any Restricted Subsidiary could incur an additional $1.00 of Funded Debt under Section 8.1 and 8.3, respectively, of this Agreement and (d) repurchases of Borrower's common stock in an aggregate amount not to exceed $100,000,000 through the Maturity Date so long as (i) no Default or Event of Default has occurred or would occur as a result of such payment and (ii) at the time of such payment and after giving effect to such payment, the Borrower and any Restricted Subsidiary could incur an additional $1.00 of Funded Debt under
Section 8.1 and 8.3, respectively, of this Agreement, and (iii) at the time of such payment, the Borrower has Investment Grade Status from at least one Rating Agency.

SECTION 8.14.   ADVERSE ARRANGEMENTS.

The Borrower will not, and will not permit its Restricted Subsidiaries to, enter into any arrangement, contractual or otherwise, that would reasonably be expected to have a Materially Adverse Effect.

ARTICLE 9.     EVENTS OF DEFAULT

Upon the occurrence and during the continuance of any of the following specified events (each an "Event of Default"):

SECTION 9.1.   PAYMENTS.

Borrower shall fail to make promptly when due (including, without limitation, by mandatory prepayment) any principal payment with respect to the Loans, or Borrower shall fail to make any payment of interest, fee or other amount payable hereunder within three (3) Business Days of the due date thereof;

SECTION 9.2.   COVENANTS WITHOUT NOTICE.

Borrower shall fail to observe or perform any covenant or agreement contained in Sections 7.7.(a), (b), (c) and (d), Section 7.8, Section 7.9, Section 7.10 or
Article 8.;

SECTION 9.3.   OTHER COVENANTS.

Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement, other than those referred to in Sections 9.1. and 9.2., and such failure shall remain unremedied for 30 days after the earlier of (i) an Executive Officer of the Borrower obtaining knowledge thereof, or (ii) written notice thereof shall have been given to Borrower by Agent or any Lender;

SECTION 9.4.   REPRESENTATIONS.

Any representation or warranty made or deemed to be made by Borrower or any Restricted Subsidiary or by any of its officers under this Agreement or any other Credit Document (including the Schedules attached thereto), or any certificate or other document submitted to the Agent or the Lenders by any such Person pursuant to the terms of this Agreement or any other Credit Document, shall be incorrect in any material respect when made or deemed to be made or submitted;

SECTION 9.5.   NON-PAYMENTS OF OTHER INDEBTEDNESS.

The Borrower or any of its Restricted Subsidiaries shall fail to make when due (whether at stated maturity, by acceleration, on demand or otherwise, and after giving effect to any applicable grace period) any payment of principal of or interest on any Indebtedness (other than the Obligations) exceeding $10,000,000 individually or in the aggregate;

SECTION 9.6.   DEFAULTS UNDER OTHER AGREEMENTS.

The Borrower or any of its Restricted Subsidiaries shall fail to observe or perform within any applicable grace period any covenants or agreements contained in any agreements or instruments relating to any of its Indebtedness exceeding $10,000,000 individually or in the aggregate, or any other event shall occur if the effect of such failure or other event is to accelerate, or to permit the holder of such Indebtedness or any other Person to accelerate, the maturity of such Indebtedness; or any such Indebtedness shall be required to be prepaid (other than by a regularly scheduled required prepayment) in whole or in part prior to its stated maturity;

SECTION 9.7.   BANKRUPTCY.

Borrower or any Restricted Subsidiary shall commence a voluntary case concerning itself under the Bankruptcy Code or applicable foreign bankruptcy laws; or an involuntary case for bankruptcy is commenced against the Borrower or any of its Restricted Subsidiaries and the petition is not controverted within 30 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) or similar official under applicable foreign bankruptcy laws is appointed for, or takes charge of, all or any substantial part of the property of the Borrower or any of its Restricted Subsidiaries; or the Borrower or any of its Restricted Subsidiaries commences proceedings of its own bankruptcy or to be granted a suspension of payments or any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction, whether now or hereafter in effect, relating to the Borrower or any of its Restricted Subsidiaries or there is commenced against the Borrower or any of its Restricted Subsidiaries any such proceeding which remains undismissed for a period of 60 days; or the Borrower or any of its Restricted Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or any of its Restricted Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Borrower or any of its Restricted Subsidiaries makes a general assignment for the benefit of creditors; or the Borrower or any of its Restricted Subsidiaries shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Borrower or any of its Restricted Subsidiaries shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or the Borrower or any of its Restricted Subsidiaries shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate action is taken by the Borrower or any of its Restricted Subsidiaries for the purpose of effecting any of the foregoing;

SECTION 9.8.   ERISA.

A Plan of the Borrower or any Restricted Subsidiary or a Plan subject to Title IV of ERISA of any of its ERISA Affiliates

         (i) shall fail to be funded in accordance with the minimum funding standard required by applicable law, the terms of such Plan,
                  Section 412 of the Tax Code or Section 302 of ERISA for any plan year or a waiver of such standard is sought or granted with respect to such Plan under applicable law, the terms of such Plan or Section 412 of the Tax Code or Section 303 of ERISA; or

         (ii) is being, or has been, terminated or the subject of termination proceedings under applicable law or the terms of such Plan; or

         (iii) shall require the Borrower or any Restricted Subsidiary to provide security under applicable law, the terms of such Plan,
                  Section 401 or 412 of the Tax Code or Section 306 or 307 of ERISA; or

         (iv) results in a liability to the Borrower or any Restricted Subsidiary under applicable law, the terms of such Plan, or Title IV of ERISA;

and there shall result from any such failure, waiver, termination or other event a liability to the PBGC or a Plan that would have a Materially Adverse Effect.

SECTION 9.9.   MONEY JUDGMENT.

Judgments or orders for the payment of money in excess of $10,000,000 individually or in the aggregate or otherwise having a Materially Adverse Effect shall be rendered against Borrower or any Restricted Subsidiary and such judgment or order shall continue unsatisfied (in the case of a money judgment) and in effect for a period of 30 days during which execution shall not be effectively stayed or deferred (whether by action of a court, by agreement or otherwise);

SECTION 9.10.  DEFAULT UNDER OTHER CREDIT DOCUMENTS.

There shall exist or occur any "Event of Default" as provided under the terms of any Credit Document, or any Credit Document ceases to be in full force and effect or the validity or enforceability thereof is disaffirmed by or on behalf of Borrower or any Restricted Subsidiary, or at any time it is or becomes unlawful for Borrower or any Restricted Subsidiary to perform or comply with its obligations under any Credit Document, or the obligations of Borrower or any Restricted Subsidiary under any Credit Document are not or cease to be legal, valid and binding on Borrower or any Restricted Subsidiary;

SECTION 9.11.  CHANGE IN CONTROL.

A Change in Control shall occur.

SECTION 9.12.  SECURITIZATION EVENTS.

There shall occur any breach of any covenant by the Borrower, any Restricted Subsidiary or any Permitted Securitization Subsidiary contained in any agreement relating to Permitted Securitization Transaction causing or permitting the acceleration of the obligations thereunder or requiring the prepayment of such obligations or termination of such securitization program prior to its stated maturity or term; provided, however, such breach shall not constitute an Event of Default unless the Borrower or any Restricted Subsidiary shall have any Material liability or payment obligation under such Permitted Securitization Transaction.

SECTION 9.13.  GOVERNMENTAL LICENSES; PERMITS.

         There shall occur any loss, termination, cancellation or other material impairment of any governmental license, certificate, or permit by the Borrower or any Restricted Subsidiary which is reasonably likely to have a Materially Adverse Effect. then, and in any such event, and at any time thereafter if any Event of Default shall then be continuing, the Agent may, and upon the written request of the Required Lenders, shall, by written notice to Borrower, take any or all of the following actions, without prejudice to the rights of the Agent, any Lender or the holder of any Note to enforce its claims against Borrower or any Restricted Subsidiary: (i) declare all Commitments terminated, whereupon the Commitments of each Lender shall terminate immediately and any Facility Fee shall forthwith become due and payable without any other notice of any kind;
(ii) declare the principal of and any accrued interest on the Loans, and all other Obligations owing hereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided, that, if an Event of Default specified in Section 9.7. shall occur, the result which would occur upon the giving of written notice by the Agent to the Borrower or any of its Restricted Subsidiaries, as specified in clauses (i) and (ii) above, shall occur automatically without the giving of any such notice, and (iii) may exercise any other rights or remedies available under the Credit Documents, at law or in equity.

ARTICLE 10.    THE AGENT

SECTION 10.1.  APPOINTMENT OF AGENT.

Each Lender hereby designates SunTrust as Agent to administer all matters concerning the Loans and to act as herein specified. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of a Note shall be deemed irrevocably to authorize, the Agent to take such actions on its behalf under the provisions of this Agreement, the other Credit Documents, and all other instruments and agreements referred to herein or therein, and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent may perform any of its duties hereunder by or through its agents or employees.

SECTION 10.2.  AUTHORIZATION OF AGENT WITH RESPECT TO THE SECURITY DOCUMENTS.

(a) Each Lender hereby authorizes the Agent to enter into any Security Documents, and to take all action contemplated thereby. All rights and remedies under any Security Documents may be exercised by the Agent for the benefit of the Agent and the Lenders and the other beneficiaries thereof upon the terms thereof. The Lenders further agree that the Agent may assign its rights and obligations under any of the Security Documents to any affiliate of the Agent or to any trustee, if necessary or appropriate under applicable law, which assignee in each such case shall (subject to compliance with any requirements of applicable law governing the assignment of such Security Documents) be entitled to all the rights of the Agent under and with respect to any applicable Security Document. (b) In each circumstance where, under any provision of any Security Document, the Agent shall have the right to grant or withhold any consent, exercise any remedy, make any determination or direct any action by the Agent under such Security Document, the Agent shall act in respect of such consent, exercise of remedies, determination or action, as the case may be, with the consent of and at the direction of the Required Lenders.

SECTION 10.3.  NATURE OF DUTIES OF AGENT.

The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Credit Documents. None of the Agent nor any of its respective officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Agent shall be ministerial and administrative in nature; the Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, express or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement or the other Credit Documents except as expressly set forth herein.

SECTION 10.4.  LACK OF RELIANCE ON THE AGENT.

(a) Independently and without reliance upon the Agent, each Lender, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrower and its Restricted Subsidiaries in connection with the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of the Borrower and its Restricted Subsidiaries, and, except as expressly provided in this Agreement, the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter.

(b) The Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, priority or sufficiency of this Agreement, the Notes, or any other documents contemplated hereby or thereby, or the financial condition of the Borrower and its Restricted Subsidiaries, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Notes, or the other documents contemplated hereby or thereby, or the financial condition of the Borrower and its Restricted Subsidiaries, or the existence or possible existence of any Default or Event of Default.

SECTION 10.5.   CERTAIN RIGHTS OF THE AGENT.

If the Agent shall request instructions from the Required Lenders with respect to any action or actions (including the failure to act) in connection with this Agreement, the Agent shall be entitled to refrain from such act or taking such act, unless and until the Agent shall have received instructions from the Required Lenders; and the Agent shall not incur liability in any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.

SECTION 10.6.   RELIANCE BY AGENT.

The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, teletype or telecopier message, cable gram, radiogram, order or other documentary, teletransmission or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person. The Agent may consult with legal counsel (including counsel for the Borrower or any of its Restricted Subsidiaries), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

SECTION 10.7.   INDEMNIFICATION OF AGENT.

To the extent the Agent is not reimbursed and indemnified by the Borrower and its Restricted Subsidiaries, each Lender will reimburse and indemnify the Agent, ratably according to the respective amounts of the Loans outstanding under all Facilities (or if no amounts are outstanding, ratably in accordance with the Revolving Credit Commitments), in either case, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including reasonable counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in performing its duties hereunder, in any way relating to or arising out of this Agreement or the other Credit Documents; provided that no Lender shall be liable to the Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. In the event the Agent receives any payments under this
Section 10.7 (an "Indemnification Payment") and subsequently receives indefeasible payment from the Borrower or its Restricted Subsidiaries on account of the indemnification claim giving rise to such Indemnification Payment, the Agent shall promptly return that portion of the Indemnification Payment to the applicable Lender for which it received indefeasible payment from the Borrower or any Restricted Subsidiary.

SECTION 10.8.   THE AGENT IN ITS INDIVIDUAL CAPACITY.

With respect to its obligation to lend under this Agreement, the Loans made by it and the Notes issued to it, the Agent shall have the same rights and powers hereunder as any other Lender or holder of a Note and may exercise the same as though it were not performing the duties specified herein; and the terms

"Lenders", "Required Lenders", "holders of Notes", or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust, financial advisory or other business with the Borrower and its Restricted Subsidiaries or any Affiliate of the Borrower and its Restricted Subsidiaries as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrower and its Restricted Subsidiaries for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

SECTION 10.9.   HOLDERS OF NOTES.

The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

SECTION 10.10.  SUCCESSOR AGENT.

(a) The Agent may resign at any time by giving written notice thereof to the Lenders and Borrower and may be removed at any time with or without cause by the Required Lenders; provided, however, the Agent may not resign or be removed until a successor Agent has been appointed and shall have accepted such appointment. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent subject to Borrower's prior written approval (not to be unreasonably withheld or delayed). If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent subject to Borrower's prior written approval (not to be unreasonably withheld or delayed), which shall be a bank which maintains an office in the United States, or a commercial bank organized under the laws of the United States of America or any State thereof, or any Affiliate of such bank, having a combined capital and surplus of at least $100,000,000.

In the event that the Agent is no longer a Lender hereunder, the Agent shall promptly resign as Agent.

(b) Upon the acceptance of any appointment as the Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article 10. shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement.

SECTION 10.11    NO DUTIES IMPOSED UPON SYNDICATION AGENT OR DOCUMENTATION
AGENT.

None of the Persons identified on the cover page to this Agreement, the signature pages to this Agreement or otherwise in this Agreement as a "Syndication Agent" or "Documentation Agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, if such Person is a Lender, those applicable to all Lenders as such. Without limiting the foregoing, none of the Persons identified on the cover page to this Agreement, the signature pages to this Agreement or otherwise in this Agreements as a "Syndication Agent" or "Documentation Agent" shall have or be deemed to have any fiduciary duty to or fiduciary relationship with any Lender. In addition to the agreements set forth in Section 10.11, each of the Lenders acknowledges that it has not relied, and will not rely, on any of the Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

SECTION 10.12    NOTICES TO BE DELIVERED BY AGENT.

The Agent shall deliver to each Lender, promptly upon receipt thereof by the Agent, copies of each of the notices and other documents delivered to the Agent pursuant to Sections 7.8 and 7.9. The Agent will also furnish to any Lender, upon the written request of such Lender, a copy of any certificate or notice furnished to the Agent by the Borrower pursuant to this Agreement or any other Credit Document not already delivered to such Lender pursuant to the terms of this Agreement or any such other Credit Document.

ARTICLE 11.  MISCELLANEOUS

SECTION 11.1.     NOTICES.

All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telecopy or similar teletransmission or writing) and shall be given to such party at its address or applicable teletransmission number set forth on the signature pages hereof, or such other address or applicable teletransmission number as such party may hereafter specify by notice to the Agent and Borrower. Each such notice, request or other communication shall be effective (i) if given by mail, three Business Days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, (ii) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and the appropriate confirmation is received, or (iii) if given by any other means (including, without limitation, by air courier), when delivered or received at the address specified in this Section; provided that notices to the Agent shall not be effective until received.

SECTION 11.2.     AMENDMENTS, ETC.

No amendment or waiver of any provision of this Agreement or the other Credit Documents, nor consent to any departure by the Borrower or any of its Restricted Subsidiaries therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders do any of the following: (i) waive any of the conditions specified in Section 5.1. or 5.2., (ii) increase the Commitments or other contractual obligations to Borrower under this Agreement, (iii) reduce the principal of, or interest on, the Notes or any fees hereunder, (iv) postpone any date fixed for the payment in respect of principal of, or interest on, the Notes (other than in connection with the extension of the Maturity Date in accordance with Section 2.5 hereof) or any fees hereunder, (v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number or identity of Lenders which shall be required for the Lenders or any of them to take any action hereunder, (vi) modify the definition of "Required Lenders," (vii) release the Borrower from any Credit Document or reduce any obligation owed under or release any Subsidiary Guarantee, (except as required under Section 7.10(d)), (viii) release any capital stock pledged under any Pledge Agreement (except as required under Section 7.10(d)), (ix) modify this Section 11.2 or Section 2.5 or (x) agree to subordinate the Obligations to any other Person. Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required hereinabove to take such action, affect the rights or duties of the Agent under this Agreement or under any other Credit Document.

SECTION 11.3.     NO WAIVER; REMEDIES CUMULATIVE.

No failure or delay on the part of the Agent, any Lender or any holder of a Note in exercising any right or remedy hereunder or under any other Credit Document, and no course of dealing between the Borrower or any of its Restricted Subsidiaries and the Agent, any Lender or the holder of any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right or remedy hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Agent, any Lender or the holder of any Note would otherwise have. No notice to or demand on the Borrower or any of its Restricted Subsidiaries not required hereunder or under any other Credit Document in any case shall entitle the Borrower or any of its Restricted Subsidiaries to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent, the Lenders or the holder of any Note to any other or further action in any circumstances without notice or demand.

SECTION 11.4.     PAYMENT OF EXPENSES; INDEMNIFICATION, ETC.

Borrower shall:

         (i) whether or not the transactions hereby contemplated are consummated, pay all reasonable, out-of-pocket costs and expenses of the Agent in connection with the preparation, execution and delivery of, preservation of rights under, enforcement of, and, after a Default or Event of Default or, upon the request of the Borrower, refinancing, renegotiation or restructuring of, this Agreement and the other Credit Documents and the documents and instruments referred to therein, and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees actually incurred and disbursements of counsel for the Agent), and in the case of enforcement of this Agreement or any Credit Document after an Event of Default, all such reasonable, out-of-pocket costs and expenses (including, without limitation, the reasonable fees actually incurred and reasonable disbursements and charges of counsel), for any of the Lenders;

         (ii) subject, in the case of certain Taxes, to the applicable provisions of Section 4.8.(b), pay and hold each of the Lenders harmless from and against any and all present and future stamp, documentary, and other similar Taxes with respect to this Agreement, the Notes and any other Credit Documents, any collateral described therein, or any payments due thereunder, and save each Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such Taxes; and

         (iii) indemnify and defend the Agent and each Lender, and their respective officers, directors, employees, representatives and agents from, and hold each of them harmless against, any and all costs, losses, liabilities, penalties, fines, claims, damages or expenses incurred by any of them (whether or not any of them is designated a party thereto) (an "Indemnitee") arising out of or by reason of any claim, investigation, litigation or other proceeding arising out of or in any way connected with any Credit Document or the Loans or related to any actual or proposed use of the proceeds of any of the Loans or the Borrower or any of its Restricted Subsidiaries entering into and performing of the Agreement, the Notes, or the other Credit Documents and regardless of whether it is based in contract, tort or otherwise, including, without limitation, the reasonable fees actually incurred and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding; provided, however, Borrower shall not be obligated to indemnify any Indemnitee for any of the foregoing arising out of such Indemnitee's gross negligence or willful misconduct;

         (iv) without limiting the indemnities set forth in subsection (iii) above, indemnify each Indemnitee for any and all expenses and costs (including without limitation, remedial, removal, response, abatement, cleanup, investigative, closure and monitoring costs), losses, claims (including claims for contribution or indemnity and including the cost of investigating or defending any claim and whether or not such claim is ultimately defeated, and whether such claim arose before, during or after the Borrower or any of its Restricted Subsidiaries' ownership, operation, possession or control of its business, property or facilities or before, on or after the date hereof, and including also any amounts paid incidental to any compromise or settlement by the Indemnitee or Indemnitees to the holders of any such claim), lawsuits, liabilities, obligations, actions, judgments, suits, disbursements, encumbrances, liens, damages (including without limitation damages for contamination o destruction of natural resources), penalties and fines of any kind or nature whatsoever (including without limitation in all cases the reasonable fees actually incurred, other charges and disbursements of counsel in connection therewith) incurred, suffered or sustained by that Indemnitee based upon, arising under or relating to Environmental Laws based on, arising out of or relating to in whole or in part, the existence or exercise of any rights or remedies by any Indemnitee under this Agreement, any other Credit Document or any related documents.

If and to the extent that the obligations of Borrower under this Section 11.4. are unenforceable for any reason, Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

SECTION 11.5.     RIGHT OF SETOFF.

In addition to and not in limitation of all rights of offset that any Lender or other holder of a Note may have under applicable law, each Lender or other holder of a Note shall, upon the occurrence and during the continuation of any Event of Default and whether or not such Lender or such holder has made any demand or the Borrower or any of its Restricted Subsidiaries' obligations have matured, have the right to appropriate and apply to the payment of the Borrower or any of its Restricted Subsidiaries' obligations hereunder and under the other Credit Documents, all deposits of the Borrower or any of its Restricted Subsidiaries (general or special, time or demand, provisional or final) then or thereafter held by and other indebtedness or property then or thereafter owing by such Lender or other holder to the Borrower or any of its Restricted Subsidiaries, whether or not related to this Agreement or any transaction hereunder.

SECTION 11.6. BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS.

(a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, provided that Borrower may not assign or transfer any of its interest hereunder without the prior written consent of the Lenders.

(b) Any Lender may make, carry or transfer Loans at, to or for the account of, any of its branch offices or the office of an Affiliate of such Lender.

(c) Each Lender may assign all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it and the Notes held by it) to any financial institution; provided, however, that (i) the Agent and, except during the continuance of a Default or Event of Default, the Borrower must give their prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed) unless such assignment is to an Affiliate of the assigning Lender or to another Lender or an Affiliate of another Lender; (ii) unless such assignment is to another Lender, the amount of the Commitments of the assigning Lender subject to each assignment (determined as of the date the assignment and acceptance with respect to such assignment is delivered to the Agent) shall not be less than the lesser of (z) an amount equal to (y) $2,500,000 or greater integral multiplies thereof or the (z) entire Commitment of the assigning Lender, and (iii) the parties to each such assignment shall execute and deliver to the Agent an Assignment and Acceptance, together with the Note or Notes subject to such assignment and, unless such assignment is to an Affiliate of such Lender, a processing and recordation fee of $1,000. Borrower shall not be responsible for such processing and recordation fee or any costs or expenses incurred by any Lender or the Agent in connection with such assignment. From and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, the assignee thereunder shall be a party hereto and to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement. Within five (5) Business Days after receipt of the notice and the Assignment and Acceptance, Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of such assignee in a principal amount equal to the applicable Commitments assumed by it pursuant to such Assignment and Acceptance and new Note or Notes to the assigning Lender in the amount of its retained

Commitment or Commitments. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the date of the surrendered Note or Notes which they replace, and shall otherwise be in substantially the form attached hereto.

(d) Each Lender may sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments in the Loans owing to it and the Notes held by it), provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) the participating bank or other entity shall not be entitled to the benefit (except through its selling Lender) of the cost protection provisions contained in Article 4. of this Agreement, and (iv) Borrower and the Agent and other Lenders shall continue to deal solely and directly with each Lender in connection with such Lender's rights and obligations under this Agreement and the other Credit Documents, and such Lender shall retain the sole right to enforce the obligations of Borrower relating to the Loans and to approve any amendment, modification or waiver of any provisions of this Agreement.

(e) Any Lender or participant may, in connection with the assignment or participation or proposed assignment or participation, pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant any information relating to Borrower and its Subsidiaries furnished to such Lender by or on behalf of Borrower or any other Subsidiary. With respect to any disclosure of confidential, non-public, proprietary information, such proposed assignee or participant shall agree to use the information only for the purpose of making any necessary credit judgments with respect to this credit facility and not to use the information in any manner prohibited by any law, including without limitation, the securities laws of the United States. The proposed participant or assignee shall agree not to disclose any of such information except as permitted by Section 11.15. hereof. The proposed participant or assignee shall further agree to return all documents or other written material and copies thereof received from any Lender, the Agent or Borrower relating to such confidential information unless otherwise properly disposed of by such entity.

(f) Any Lender may at any time assign all or any portion of its rights in this Agreement and the Notes issued to it to a Federal Reserve Bank; provided that no such assignment shall release the Lender from any of its obligations hereunder.

(g) If (i) any Taxes referred to in Section 4.8.(b) have been levied or imposed so as to require withholdings and reductions by the Borrower and payment by the Borrower of additional amounts to any Lender as a result thereof or any Lender shall make demand for payment of any material additional amounts as compensation for increased costs pursuant to Section 4.11., then and in such event, upon request from the Borrower delivered to such Lender and the Agent, such Lender shall assign, in accordance with the provisions of Section 11.6.(c), all of its rights and obligations under this Agreement and the other Credit Documents to another Lender or other financial institution selected by the Borrower and consented to by the Agent in consideration for the payment by such assignee to the Lender of the principal of and interest on the outstanding Loans accrued to the date of such assignment and the assumption of such Lender's Revolving Credit Commitment, together with any and all other amounts owing to such Lender under any provisions of this Agreement or the other Credit Documents accrued to the date of such assignment.

SECTION  11.7.    GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY
TRIAL.

(a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND UNDER THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) OF THE STATE OF GEORGIA.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE SUPERIOR COURT OF FULTON COUNTY, GEORGIA, OR ANY OTHER COURT OF THE STATE OF GEORGIA OR OF THE UNITED STATES OF AMERICA FOR THE NORTHERN DISTRICT OF GEORGIA, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, BORROWER HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS.

(c) THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE TRIAL BY JURY, AND BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

(d) Nothing herein shall affect the right of the Agent, any Lender, any holder of a Note or the Borrower or any of its Restricted Subsidiaries to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Borrower in any other jurisdiction.

SECTION 11.8.     INDEPENDENT NATURE OF LENDERS' RIGHTS.

The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights pursuant to this Agreement and its Notes, and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

SECTION 11.9.     COUNTERPARTS.

This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

SECTION 11.10.    EFFECTIVENESS; SURVIVAL.

(a) This Agreement shall become effective on the date (the "Effective Date") on which all of the parties hereto shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Agent pursuant to Section 11.1. or, in the case of the Lenders, shall have given to the Agent written (which may be delivered by facsimile) that the same has been signed and mailed to them.

(b) The obligations of Borrower under Sections 4.8.(b), 4.11., 4.13., 4.14., 4.17. and 11.4. hereof shall survive the payment in full of the Notes after the Maturity Date. All representations and warranties made herein, in the certificates, reports, notices, and other documents delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement, the other Credit Documents, and such other agreements and documents, the making of the Loans hereunder, and the execution and delivery of the Notes.

SECTION 11.11.    SEVERABILITY.

In case any provision in or obligation under this Agreement or the other Credit Documents shall be invalid, illegal or unenforceable, in whole or in part, in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

SECTION 11.12. INDEPENDENCE OF COVENANTS.

All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitation of, another covenant, shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

SECTION 11.13. CHANGE IN ACCOUNTING PRINCIPLES, FISCAL YEAR OR TAX LAWS.

If (i) any preparation of the financial statements referred to in Section 7.7. hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accounts (or successors thereto or agencies with similar functions) result in a material change in the method of calculation of financial covenants, standards or terms found in this Agreement,
(ii) there is any change in Borrower's fiscal quarter or fiscal year, or (iii) there is a material change in federal tax laws which materially affects any of the Borrower and its Restricted Subsidiaries' ability to comply with the financial covenants, standards or terms found in this Agreement, Borrower and the Required Lenders agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating any of the Borrower and its Restricted Subsidiaries' financial condition shall be the same after such changes as if such changes had not been made. Unless and until such provisions have been so amended in accordance with Section 11.2 hereof, the provisions of this Agreement shall govern.

SECTION 11.14.    HEADINGS DESCRIPTIVE; ENTIRE AGREEMENT.

The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement. This Agreement, the other Credit Documents, and the agreements and documents required to be delivered pursuant to the terms of this Agreement constitute the entire agreement among the parties hereto and thereto regarding the subject matters hereof and thereof and supersede all prior agreements, representations and understandings related to such subject matters.

SECTION 11.15.    DISCLOSURE OF CONFIDENTIAL INFORMATION.

The Agent and the Lenders agree to use their best efforts to hold in confidence and not disclose any written information (other than information (i) which was publicly known from a source other than the Borrower or a Subsidiary, at the time of disclosure (except pursuant to disclosure in connection with this Agreement), (ii) which subsequently becomes publicly known through no act or omission by them, or (iii) which otherwise becomes known to them, (other than through disclosure by the Borrower or a Subsidiary or by any other Person whom the Agent or such Lender has reason to believe disclosed such information in violation of or contrary to the confidentiality requirements or policies of the Borrower or a Subsidiary) delivered or made available by or on behalf of the Borrower or any Subsidiary to them (including without limitation any non-public information obtained pursuant to Section 7.5. or 7.7.) in connection with or pursuant to this Agreement which is proprietary in nature and clearly marked or labeled as being confidential information, provided that nothing herein shall prevent the Agent or any Lender from delivering copies of any financial statements and other documents delivered to the Agent or such Lender, and disclosing any other information disclosed to the Agent or such Lender, by or on behalf of the

Borrower or any Subsidiary in connection with or pursuant to this Agreement to
(i) the Agent's or such Lender's Affiliates, directors, officers, employees, agents and professional consultants, (ii) any other Lender, (iii) any Person to which such Lender offers to assign its Notes or Commitments or any part thereof (which Person agrees to be bound by the provisions of this Section 11.15), (iv) any Person to which such Lender sells or offers to sell a participation in all or any part of its Notes or Commitments (which Person agrees to be bound by the provisions of this Section 11.15), (v) any federal or state regulatory authority having jurisdiction over the Agent or such Lender, and (vi) any other Person to which such delivery or disclosure may be necessary (a) to effect compliance with any law, rule, regulation or order applicable to the Agent or such Lender, (b) in response to any subpoena or other legal process, (c) in connection with any litigation to which the Agent or such Lender is a party, (d) as may be reasonably required in connection with the exercise of rights or remedies under this Agreement or any other Credit Document or (e) to any actual or prospective counterparty (or its advisors) in any swap or derivative transaction relating to the Borrower, any Restricted Subsidiary or its or their obligations.

SECTION 11.16.    INTEREST.

In no event shall the amount of interest, and all charges, amounts or fees contracted for, charged or collected pursuant to this Agreement, the Notes or the other Credit Documents and deemed to be interest under applicable law (collectively, "Interest") exceed the highest rate of interest allowed by applicable law (the "Maximum Rate"), and in the event any such payment is inadvertently received by any Lender, then the excess sum (the "Excess") shall be credited as a payment of principal, unless the Borrower shall notify such Lender in writing that it elects to have the Excess returned forthwith. It is the express intent hereof that the Borrower not pay and the Lenders not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrower under applicable law. The right to accelerate maturity of any of the Loans does not include the right to accelerate any interest that has not otherwise accrued on the date of such acceleration, and the Agent and the Lenders do not intend to collect any unearned interest in the event of any such acceleration. All monies paid to the Agent or the Lenders hereunder or under any of the Notes or the other Credit Documents, whether at maturity or by prepayment, shall be subject to rebate of unearned interest as and to the extent required by applicable law. By the execution of this Agreement, the Borrower covenants, to the fullest extent permitted by law, that
(i) the credit or return of any Excess shall constitute the acceptance by the Borrower of such Excess, and (ii) the Borrower shall not seek or pursue any other remedy, legal or equitable, against the Agent or any Lender, based in whole or in part upon contracting for charging or receiving any Interest in excess of the Maximum Rate. For the purpose of determining whether or not any Excess has been contracted for, charged or received by the Agent or any Lender, all interest at any time contracted for, charged or received from the Borrower in connection with this Agreement, the Notes or any of the other Credit Documents shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of the Commitments. The Borrower, the Agent and each Lender shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as Interest and (ii) exclude voluntary prepayments and the effects thereof. The provisions of this Section shall be deemed to be incorporated into each Note and each of the other Credit Documents (whether or not any provision of this Section is referred to therein). All such Credit Documents and communications relating to any Interest owed by the Borrower and all figures set forth therein shall, for the sole purpose of computing the extent of obligations hereunder and under the Notes and the other Credit Documents be automatically recomputed by the Borrower, and by any court considering the same, to give effect to the adjustments or credits required by this Section.

SECTION 11.17  LIMITATION ON DAMAGES.

NEITHER SUNTRUST BANK, NOR SUNTRUST EQUITABLE SECURITIES CORPORATION NOR ANY LENDER SHALL BE RESPONSIBLE OR LIABLE TO THE BORROWER, ANY OF

ITS SUBSIDIARIES, OFFICERS, DIRECTORS OR SHAREHOLDERS FOR ANY PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF THIS AGREEMENT, THE CREDIT DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                            [Signatures on Next page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in Atlanta, Georgia, by their duly authorized officers as of the day and year first above written.

                                ROCK-TENN COMPANY
(CORPORATE SEAL)                By:
                                   ---------------------------------------------
                                   Title:
                                         ---------------------------------------
Attest:
By:
   --------------------
     Title:

         Address for notice:

                  Rock-Tenn Company
                  P.O. Box 4098
                  Norcross, Georgia 30091
                  Attention:  Chief Financial Officer

                       [Signatures Continued on Next Page]

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                   SUNTRUST BANK, AS AGENT, SWING LINE LENDER
                                   AND A LENDER

                                   By:
                                      ---------------------------------------
                                      Title:
                                            ---------------------------------

REVOLVING CREDIT COMMITMENT                                         $110,000,000

Address for Notices

For General Notices:

SunTrust Bank

         303 Peachtree Street, N.E.
         2nd Floor
         Atlanta, GA 30308
         Telephone: (404) 588-8684
         Facsimile: (404) 588-8833
         Attention: Chris Deisley

         For Administrative/Operations Notices:

         SunTrust Bank
         P. O. Box 4418
         Mail Code 1944
         Atlanta, GA  30303
         Telephone: (404) 724-3751
         Facsimile: (404) 658-4906
         Attention: Robert Ivy

                       [Signatures continued on next page]

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                       __WACHOVIA BANK, N.A., AS A LENDER AND
                                       DOCUMENTATION AGENT

                                       By:
                                          ------------------------------------
                                          Title:
                                                ------------------------------

REVOLVING CREDIT COMMITMENT                                         $100,000,000

Address for Notices

For General Notices:

         Wachovia Bank, N.A.
         191 Peachtree Street, N.E.
         Atlanta, Georgia  30303
         Telephone: (404) 332-4088
         Facsimile: (404) 332-4048
         Attention: Anne Sayles

         For Administrative/Operations Notices:

         Wachovia Bank, N.A.
         191 Peachtree Street, N.E.
         Atlanta, Georgia  30303
         Telephone: (404) 332-6554
         Facsimile: (404) 332-6408
         Attention: Sharon Westmoreland

                       [Signatures continued on next page]

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                    _BANK OF AMERICA, N.A., AS A LENDER AND
                                    SYNDICATION AGENT

                                    By:
                                       --------------------------------------
                                       Title:
                                             --------------------------------

REVOLVING CREDIT COMMITMENT                                         $100,000,000

Address for Notices

For General Notices:

Bank of America, N.A.
         555 California St.
         Mailcode:  CA5-705-41-01
         San Francisco, CA  94104
         Telephone: 415) 622-4567
         Facsimile: 415) 622-4585

         Attention: evin F. Sullivan

         For Administrative/Operations Notices:

         Bank of America, N.A.
         1850 Gateway Blvd.
         Concord, CA  94520
         Telephone: (925) 675-7659
         Facsimile: (925) 969-2843
         Attention: Lynn Famularcano

                       [Signatures continued on next page]

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                   THE CHASE MANHATTAN BANK,
                                   AS A LENDER

                                   By:
                                      ---------------------------------------
                                      Title:
                                            ---------------------------------

REVOLVING CREDIT COMMITMENT                                          $40,000,000

Address for Notices

For General Notices:

The Chase Manhattan Bank
         270 Park Ave.-23
         New York, NY  10017
         Telephone: (212) 270-5964
         Facsimile: (212) 270-0998
         Attention: Gary L. Spevack

         For Administrative/Operations Notices:

         The Chase Manhattan Bank
         1 Chase Manhattan Plaza 8
         New York, NY  10081
         Telephone: (212) 652-7336
         Facsimile: (212) 652-7490
         Attention: Donna Schurmann

                       [Signatures continued on next page]

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                THE BANK OF TOKYO-MITSUBISHI,
                                LTD., AS A LENDER

                                By:
                                   ---------------------------------------
                                   Title:
                                         ---------------------------------

REVOLVING CREDIT COMMITMENT                                          $40,000,000

Address for Notices

For General Notices:

The Bank of Tokyo-Mitsubishi, Ltd. - Atlanta Agency
Georgia Pacific Center
133 Peachtree Street, N.E., Suite 3450
Atlanta, GA  30303-1808
Telephone: (404) 222-4210
Facsimile: (404) 577-1155
Attention: Randy L. Glass

         For Administrative/Operations Notices:

         BTM Information Services, Inc.
         c/o The Bank of Tokyo-Mitsubishi, Ltd., NY Branch
         1251 Avenue of the Americas, 12th Floor
         New York, NY  10020-1104
         Telephone: (201) 413-8570
         Facsimile: (201) 521-2304
         Attention: Rolando Uy

                       [Signatures continued on next page]

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                   THE BANK OF NEW YORK,
                                   AS A LENDER

                                   By:
                                      ------------------------------------
                                      Title:
                                            ------------------------------

REVOLVING CREDIT COMMITMENT                                          $20,000,000

Address for Notices

For General Notices:

         The Bank of New York
         1 Wall Street, 22nd Fl.
         New York, NY  10286
         Telephone: (212) 635-6899
         Facsimile: (212) 635-6434
         Attention: David Siegel

         For Administrative/Operations Notices:

         Bank of New York
         1 Wall Street, 22nd Floor
         New York, NY  10286
         Telephone: (212) 635-6780
         Facsimile: (212) 635-6399
         Attention: Shaun Mottley

                       [Signatures continued on next page]

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                   FIRST UNION NATIONAL BANK,
                                   AS A LENDER

                                   By:
                                      ------------------------------------
                                      Title:
                                            ------------------------------

REVOLVING CREDIT COMMITMENT                                         $20,000,000

Address for Notices

For General Notices:

         First Union National Bank
         999 Peachtree Street
         Atlanta, GA  30309
         Telephone: 404) 827-7159
         Facsimile: 404) 827-7199
         Attention: ob Sevin

         For Administrative/Operations Notices:

         First Union National Bank
         999 Peachtree Street
         Atlanta, GA  30309
         Telephone: (404) 225-4013
         Facsimile: (404) 225-4258
         Attention: Tricia Campion

                       [Signatures continued on next page]

                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                   THE FUJI BANK, LIMITED,
                                   AS A LENDER

                                   By:
                                      -------------------------------------
                                      Title:
                                            -------------------------------

REVOLVING CREDIT COMMITMENT                                        $20,000,000

Address for Notices

For General Notices:

The Fuji Bank, Limited
New York Branch
Two World Trade Center
New York, NY  10048
Telephone: (212) 898-2067
Facsimile: (212) 912-0516
Attention: Chigusa Tada

         For Administrative/Operations Notices:

         The Fuji Bank, Limited
New York Branch
Two World Trade Center
New York, NY  10048
         Telephone: 212) 898-2099
         Facsimile: 212) 488-8216
         Attention: Tina Catapano

                                SCHEDULE 1.01(A)

                  APPLICABLE MARGIN AND FACILITY FEE PERCENTAGE

                   -------------------------------------------------------------

                   Pricing        Total Funded      Applicable     Facility Fee
                   Level            Debt to           Margin        Percentage
                                  EBITDA Ratio

                   -------------------------------------------------------------
                          I       Less than          .625% p.a.      .125% p.a.
                                  1.50:1.00
                   -------------------------------------------------------------
                         II       Less than          .750% p.a.      .125% p.a.
                                  2.00:1.00 but
                                  greater than or
                                  equal to
                                  1.50:1.00
                   -------------------------------------------------------------
                        III       Less than          .850% p.a.       .15% p.a.
                                  2.50:1.00 but
                                  greater than or
                                  equal to
                                  2.00:1.00
                   -------------------------------------------------------------
                         IV       Less than          1.05% p.a.       .20% p.a.
                                  3.00:1.00 but
                                  greater than or
                                  equal to
                                  2.50:1.0

                   -------------------------------------------------------------
                          V       Less than         1.125% p.a.       .25% p.a.
                                  3.50:1.00 but
                                  greater than or
                                  equal to
                                  3.00:1.00
                   -------------------------------------------------------------
                         VI       Greater than or   1.375% p.a.      .375% p.a.
                                  equal to
                                  3.50:1.00
                   -------------------------------------------------------------